As filed with the Securities and Exchange Commission on July 26, 2000
                                                Registration No. ____
----------------------------------------------------------------------

                    U.S. SECURITES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                         AMENDMENT NO. 1 TO FORM SB-2

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                FORE, INC.
             ----------------------------------------------
             (Name of small business issuer in its charter)

Nevada                            6770                        76-0639847
----------------         ---------------------------          --------------
(State or other            (Primary Standard of              (IRS Employer
 jurisdiction of            Industrial Classification         Identification
 Incorporation or           or Code Number)                   Number)
 Organization)

                                   Fore, Inc.
                        Attention:  Chris L. Patterson
                        14601 Bellaire Blvd, Suite 338
                               Houston, TX  77083
                                  (281) 564-6418
-------------------------------------------------------------------------------
(Address and telephone number of principal executive offices and principal place of business; and name, address and telephone number of agent for service)
-------------------------------------------------------------------------------
                              Copies to:
                         Thomas C. Cook, Esq.
                    Thomas C. Cook & Associates, Ltd.
                      3110 S. Valley View Suite #106
                         Las Vegas, Nevada 89102
                             (702) 876-5941

Approximate date of commencement of proposed sale to public:
As soon as practicable after the registration statement becomes effective

Closing date: [Date}, 2001 (90 days from the date of this prospectus)
-----------------------------------------------------------------------------
This offering may be extended for an additional 90 days at our sole election.
-----------------------------------------------------------------------------
Funds will be held in an escrow account under Rule 419 until the minimum
-----------------------------------------------------------------------------
required shares are sold.  If the minimum has not been raised by the closing
-----------------------------------------------------------------------------
date, all funds will be promptly returned.
-----------------------------------------------------------------------------

             This investment involves a high degree of risk!
                  SEE "Risk Factors," beginning on Page 8


If this Form is filed to register additional securities for an offering according to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___X___
If this Form is a post-effective amendment filed according to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /_______
If this Form is a post-effective amendment filed according to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /_______
If delivery of the prospectus is expected to be made according to Rule 434, please check the following box. / /_______
                       -------------------------------

We hereby     may      amend this registration statement on such date or dates
   ------
as may be necessary to delay its effective date until we file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on a date as the SEC, acting pursuant to said Section 8(A), may determine.

       ---------------------------------------------------------

The information in this preliminary prospectus is not complete and may be
-----------------------------------------------------------------------------
changed. We may not sell these securities until the Registration statement
-----------------------------------------------------------------------------
filed with the SEC is effective. This preliminary prospectus is not an offer
-----------------------------------------------------------------------------
to sell these securities and it is not soliciting an offer to buy these
-----------------------------------------------------------------------------
securities in any state where the offer of sale is not permitted.
-----------------------------------------------------------------------------

Prospectus (Subject to completion): Dated [Date], 2000.

==============================================================================
TITLE OF EACH                            PROPOSED   PROPOSED
CLASS OF                      PROPOSED   MINIMUM    MAXIMUM
SECURITIES        AMOUNT      OFFERING   AGGREGATE  AGGREGATE    AMOUNT OF
TO BE             TO BE       PRICE PER  OFFERING   OFFERING     REGISTRATION
REGISTERED        RESISTERED  SHARE(1)   PRICE      PRICE(1)     FEE
[S]               [C]          [C]       [C]        [C]          [C]
Common Stock
$0.001 par value  3,000,000   $0.025     $40,000    $75,000      $19.80
                  -----------------------------------------------------
TOTAL             3,000,000   N/A        $40,000    $75,000      $19.80
=============================================================================

The first 1,600,000 shares are being offered on a "best efforts all or none
----------------------------------------------------------------------------
basis," the remaining 1,400,000 shares on a "best efforts" basis.
-----------------------------------------------------------------
Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(A) of The Securities Act of 1933 or until this Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(A),may determine.

Note: The following section of cross referenced material is not to appear in
-----------------------------------------------------------------------------
the prospectus itself.
----------------------

                   PART I - INFORMATION REQUIRED IN PROSPECTUS

Cross Reference Sheet showing the location in Prospectus of information required by items of Form SB-2

Item No. Required item                         Location of caption in Prospectus
--       ----------------------                ---------------------------
1.       Forepart of the Registration          Cover Page; Outside
         Statement and outside front           front page of
         cover of Prospectus                   Prospectus

2.       Inside front and outside back         Inside Front and
         cover pages of Prospectus             outside back cover
                                               pages of Prospectus

3.       Summary Information and Risk          Prospectus Summary;
         Factors                               Risk Factors

4.       Use of Proceeds                       Use of Proceeds

5.       Determination of Offering Price       Prospectus Summary -
                                               Determination of Offering
                                               Price; Risk Factors

6.       Dilution                              Dilution

7.       Selling Security Holders              Not Applicable

8.       Plan of Distribution                  Plan of Distribution

9.       Legal Proceedings                     Legal Proceedings

10.      Director, Executive Officer,          Management
         Management, Promoters and
         Control Persons

11.      Security Ownership of certain         Principal Shareholders
         Beneficial Owners and Management

12.      Description of Securities             Description of
                                               Securities

13.      Interest of named experts and         Legal Matters; Experts
         counsel

14.      Disclosure of Commission              Statement as to
         Position on Indemnification           Indemnification
         for Securities Act Liabilities

15.      Organization within last five         Management, Certain
         years                                 Transactions

16.      Description of Business               Proposed Business

17.      Management's Discussion and
         Analysis or Plan of Operation         Plan of Operation

18.      Description of Property               Proposed Business

19.      Certain Relationships and             Certain Transactions
         Related Transactions

20.      Market for Common Equity and          Prospectus Summary, Market for
         Related Stockholder Matters           Registrant's Common Stock and
                                               Related Stockholders' Matters;
                                               Shares Eligible for Future Sale

21.      Executive Compensation                Management

22.      Financial Statements                  Financial Statements

23.      Changes in and Disagreements          Not Applicable
         with Accountants on Accounting
         and Financial Disclosure

                                     PART II

24.      Indemnification of                    Indemnification of
         Officer/Director                      Officer/Director

25.      Other Expenses of Issuance and        Other Expenses of
         Distribution                          Issuance and Distribution

26.      Recent Sales of Unregistered          Recent Sales of Unregistered
         Securities                            Securities

27.      Exhibits                              Exhibits

28.      Undertakings                          Undertakings



                    Subject To Completion, Dated [Date], 2000

                            INITIAL PUBLIC OFFERING
                               PROSPECTUS

The information in this preliminary prospectus is not complete and may be
--------------------------------------------------------------------------
changed. We may not sell these securities until the Registration statement
--------------------------------------------------------------------------
filed with the SEC is effective. This preliminary prospectus is not an offer
----------------------------------------------------------------------------
to sell these securities and it is not soliciting an offer to buy these
-----------------------------------------------------------------------
securities in any state where the offer of sale is not permitted.
-----------------------------------------------------------------

Prospectus (Subject to completion)
-----------------------------------
Dated *****
-----------

                                 Fore, Inc.
                      3,000,000 Shares of Common stock
                       Offered at $0.025 Per Share

Fore, Inc., is a startup company organized in the State of Nevada to pursue a future business combination.

We are offering these shares through our president, Mr. Chris Patterson, without the use of a professional underwriter. We will not pay commissions on stock sales.

This offering will expire 90 days from the date of this prospectus. The offering may be extended for an additional 90 days at our sole election.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.
                               -------------------
           This investment involves a high degree of risk. You should purchase shares only if you can afford a complete
                  loss. See "Risk Factors" beginning on page 8.
                              ---------------------

NOTE: Neither the Securities and Exchange Commission nor any state securities
-----------------------------------------------------------------------------
commission has approved or disapproved of these securities or determined if
---------------------------------------------------------------------------
this prospectus is truthful or complete. Any representation to the contrary
---------------------------------------------------------------------------
is a criminal offense.
----------------------
                              ---------------------
                              Offering Information
                              --------------------


=========================================================================
                        Shares   Price To   Selling          Proceeds To
                        Offered  Public(1)  Commissions(2)   Company(3)
Per share
Min. Share Amount       1,600,000   $0.025   $0.00           $40,000
Max. Share Amount       3,000,000   $0.025   $0.00           $75,000

=========================================================================

(1) Does not include offering costs, including filing, printing, legal, accounting, transfer agent and escrow agent fees estimated at $4,000.

(2) We are offering for sale 3,000,000 shares of common stock, at a purchase price of $0.025 per share. The shares shall be sold exclusively by us on a best-efforts basis for a period of ninety days, which may be extended an additional ninety days. This offering will be conducted directly by us
     through our     officer(s) or director(s)      officer/director according
     to the safe harbor provisions of Rule 3a4(1) of the Securities Exchange Act of 1934.

(3) The minimum offering or proceeds to be raised is $40,000. The maximum offering or proceeds to be raised is $75,000.

Our offering is being made in compliance with Rule 419 of SEC Regulation C, under which the offering proceeds and the securities to be issued to purchasers will be placed in an escrow account until the offering has been reconfirmed by our shareholders and a business has been acquired in accordance with the provisions of such rule. Under SEC Rule 3a51-1(d) under the Exchange Act, the securities we are offering constitute penny stocks, and as such, certain sales restrictions apply to these securities. Up to 80% of
the offering may be purchased by     officers, directors, our current
shareholder and any of their      our officer/director, who is also our sole
                                  ------------------------------------------
shareholder and any of his affiliates or associates. No public market
--------------------------
currently exists for our common stock. No public market may ever develop. Even if a market develops, you may not be able to sell your shares.

              The date of this prospectus is [Date], 2000

                         TABLE OF CONTENTS
                         -----------------

PROSPECTUS SUMMARY............................................5
LIMITED STATE REGISTRATION....................................6
SUMMARY FINANCIAL INFORMATION.................................6
RISK FACTORS..................................................8
  No Operating History........................................8
  Disadvantages with blank check offering.....................9
  Business reorganization may dilute your investment          9
  Shares available only to Nevada and Texas residents         9
  Subject of Dilution........................................10
  There may not be a public market for the shares you buy....10
  Limited rights in an acquisition...........................10
  No identified acquisition candidate........................11
  Wasted time and resources .................................11
  No assurance of profitability .............................11
  Limitation on acquisitions ................................12
  Limited capitalization ....................................12
  Inability to secure financing after acquisition ...........12
  Leverage ..................................................12
  Risks of Leverage Buy-out .................................13
  Lack of diversification ...................................13
  Dependence on one officer with limited experience .........13
  Time to be devoted by management...........................14
  Change in control of management............................14
  Conflict of Interests .....................................15
  Management's discretion in the use of proceeds.............15
  No Underwriter.............................................16
  Unwise investment decisions ...............................16
  Failure of a sufficient number of investors................16
  Inability to transfer escrowed securities..................16
  Rules for low-priced stock restrict ability to resell......17
  Arbitrarily determined offering price......................17
  Competing companies with more experience...................17
  Conflict of interest risk associated with management.......17
  Possible tax consequences..................................18
Forward-Looking Statement ...................................18
YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419........19
DILUTION.....................................................21
USE OF PROCEEDS..............................................22
CAPITALIZATION...............................................26
PLAN OF DISTRIBUTION.........................................26
PROPOSED BUSINESS............................................28
PLAN OF OPERATION............................................40
RELATED PARTY TRANSACTIONS...................................40
DESCRIPTION OF CAPITAL STOCK.................................41
SHARES ELIGIBLE FOR FUTURE SALE..............................44
MANAGEMENT...................................................45
PRINCIPAL SHAREHOLDER .......................................51
CERTAIN TRANSACTIONS.........................................52

WHERE CAN YOU FIND MORE INFORMATION?.........................52
MARKET FOR OUR COMMON STOCK..................................53
REPORTS TO STOCKHOLDERS......................................54
LEGAL PROCEEDINGS............................................56
LEGAL MATTERS................................................56
EXPERTS......................................................56
INDEX TO FINANCIAL STATEMENT.................................57
FINANCIAL STATEMENTS.........................................F-1
INDEMNIFICATION OF DIRECTORS AND OFFICERS....................60
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION..................61
RECENT SALES OF UNREGISTERED SECURITIES......................61
EXHIBITS.....................................................62
UNDERTAKINGS.................................................62
Signatures...................................................64
Index to Exhibits............................................65

                 Dealer Prospectus Delivery Obligation

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which such an offer or solicitation would be unlawful. The delivery of this prospectus shall not under any circumstances create any implication that there has not been any change in our affairs since the date of delivery; however, any changes that may have occurred are not material to an investment decision. In the event there have been any material changes in our affairs, a post-effective amendment will be filed.
We reserve the right to reject any order, in whole or in part, for the purchase of any of the shares offered.

Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

     Subject to Completion, dated [Blank]

                               PROSPECTUS SUMMARY

                                    FORE, INC.

                              1,600,000 Minimum Shares
                              3,000,000 Maximum Shares
                                   COMMON STOCK

This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our common stock. You should read this entire prospectus carefully.

                                   Fore, Inc.

We are a blank check company subject to Rule 419. We were organized as a vehicle to acquire or merge with a business or company operating in the Internet industry. We have no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company no have we identified any specific business or company for investigation and evaluation for a merger with us.

We were organized under the laws of the State of Nevada on March 29, 2000, under the name Fore, Inc., for the purpose of acquiring or merging with an unspecified and unidentified operating business. We are a recently organized corporation, formed for this specific purpose. A company with this a purpose and structure is referred to as a "blank check company" as defined in Rule 419 of Regulation C ("Rule 419") as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "Act"). This prospectus relates to the offer and sale by us of a maximum of 3,000,000 and a minimum of 1,600,000 shares (the "shares") of common stock, $.001 par value ("common stock"). See "Description of Securities."

This offering is being conducted according to Rule 419. You have certain rights and will receive the substantive protection provided by this rule. See "Your Rights under Rule 419."

                                  The Offering
                                  ------------

Securities offered               3,000,000 shares of common stock, $0.001
                                 par value, Maximum Offering
                                 1,600,000 shares of common stock, $0.001 par value, Minimum Offering being offered at $0.25 per share. (See "Description of Capital
                                 Stock".)

Common stock outstanding         2,000,000 shares
prior to the offering

Common stock to be               5,000,000 shares (Maximum Offering)
outstanding after the offering   3,600,000 shares (Minimum Offering)

                               Prospectus Summary

                                    FORE, INC.
                        14601 Bellaire Blvd, Suite 338
                               Houston, TX  77083
                                  (281) 564-6418

This summary highlights information contained elsewhere in this
---------------------------------------------------------------
prospectus.  Because this is a summary, it may not contain all of the
---------------------------------------------------------------------
information that you should consider before receiving a distribution of our
---------------------------------------------------------------------------
common stock.  You should read this entire prospectus carefully.
---------------------------------------------------------------

We were organized under the laws of the State of Nevada on March 29, 2000,
--------------------------------------------------------------------------
under the name Fore, Inc. We are a development stage entity, and have neither
-----------------------------------------------------------------------------
engaged in any operations nor generated any revenues to date.
-------------------------------------------------------------

We were organized as a vehicle to acquire or merge with an existing business
-----------------------------------------------------------------------------
or company. A company with this purpose and structure is referred to as a
-------------------------------------------------------------------------
"blank check company" as defined in Rule 419 of Regulation C under the
----------------------------------------------------------------------
Securities Act of 1933.
-----------------------

We have not yet identified any specific target business or company
-----------------------------------------------------------------------------

More about Rule 419:
--------------------
The securities purchased by you and other investors and the funds received in
-----------------------------------------------------------------------------
the offering will be deposited and held in an escrow account until an
---------------------------------------------------------------------
acquisition meeting specific criteria is completed. Once that agreement has
---------------------------------------------------------------------------
been executed, we will update the registration statement with a post-effective
------------------------------------------------------------------------------
amendment. This will give details of the acquisition.  You will then have 45
----------------------------------------------------------------------------
days to reconfirm your investment. Funds and securities will be released once
-----------------------------------------------------------------------------
the escrow agent is satisfied that all provisions have been met and the
-----------------------------------------------------------------------
transaction has closed. ( See "Your Rights under Rule 419.")
------------------------------------------------------------

Persons should not purchase shares in the offering if they expect short-term
-----------------------------------------------------------------------------
earnings or appreciation in the value of our company.
-----------------------------------------------------

The Offering:
-------------
Securities offered               3,000,000 shares of common stock, $0.001
                                 par value, Maximum Offering.

                                 1,600,000 shares of common stock, $0.001 par value, Minimum Offering.

                                 The first 1,600,000 shares are being offered on a "best efforts all or none" basis, the remaining 1,400,000 on a "best efforts" basis

                                 $0.025 per share.
                                 (See "Description of Capital Stock".)

Common stock outstanding         2,000,000 shares
prior to the offering
Common stock to be               5,000,000 shares (Maximum Offering)
outstanding after the offering   3,600,000 shares (Minimum Offering)


Dilution: Dilution to the investors in this offering will be approximately
--------------------------------------------------------------------------
$0.011 or 53.3%(minimum offering per share) and $0.015 or 38.4%(maximum
-----------------------------------------------------------------------
offering).
----------

Dividends: No dividends have yet been paid and none will be paid in the
-----------------------------------------------------------------------
foreseeable future.
-------------------

Limited State Registration:
---------------------------
Initially, our securities may be sold in Texas and Nevada only (although we
---------------------------------------------------------------------------
are considering registering the shares in other states) according to filings
----------------------------------------------------------------------------
in the States of Texas and Nevada.  (See "Special State Law Considerations"
---------------------------------------------------------------------------
for a discussion of the resale limitations that result from this limited
------------------------------------------------------------------------
state registration.)
--------------------
                                       6

Use of Proceeds: If the maximum shares are sold, the gross proceeds of this
---------------------------------------------------------------------------
offering will be $75,000; if the minimum, $40,000.  Though we could request
---------------------------------------------------------------------------
10% of these funds under Rule 419 prior to the reconfirmation, we do not
------------------------------------------------------------------------
intend to do so. Less approximately $4000 in escrow and offering expenses,
--------------------------------------------------------------------------
proceeds will be used to defray the costs of finding and consummating a
-----------------------------------------------------------------------
business combination.
---------------------

Plan Of Distribution: Our executive officer, Chris L. Patterson, will sell
--------------------------------------------------------------------------
all shares. He will receive no compensation or commissions for doing so,
------------------------------------------------------------------------
and will limit his activities in the making of this offering to delivering
--------------------------------------------------------------------------
this prospectus and answering questions from prospective investors.
-------------------------------------------------------------------

Though it reserves the right to do so, management will not use broker-dealers
-----------------------------------------------------------------------------
in the making of this offering.
-------------------------------

Proposed Business:
------------------
Fore will not restrict its search to any particular business, industry, or
--------------------------------------------------------------------------
geographical location, and may evaluate and enter into any type of business
---------------------------------------------------------------------------
in any location. In seeking a business venture, the decision of management
--------------------------------------------------------------------------
will be based on the business objective of seeking long-term capital
--------------------------------------------------------------------
appreciation in the real value of Fore, Inc
-------------------------------------------

The analysis of new businesses will be undertaken by or under the supervision
-----------------------------------------------------------------------------
of our officer/director. It is anticipated that the analysis of specific
------------------------------------------------------------------------
proposals and the selection of a business will take several months, to which
----------------------------------------------------------------------------
additional months will be added by the reconfirmation process of Rule 419.
--------------------------------------------------------------------------


Operation of Business after Acquisition: Following its acquisition of a
-----------------------------------------------------------------------------
business, it is most likely that the present management of Fore, inc. will
-----------------------------------------------------------------------------
not continue to run the company, though that may depend on the nature of the
-----------------------------------------------------------------------------
business and the interest acquired in it.
-----------------------------------------

For details of the way in which an acquisition might be structured, see
-----------------------------------------------------------------------
"Proposed Business: Form and Structure of Acquisition."
------------------------------------------------------


Daily Operations: Until an active business is commenced or acquired, we will
----------------------------------------------------------------------------
have no employees or day-to-day operations.
-------------------------------------------


Plan of Operation: As of June 30, 2000, we have no significant expenses, with
-----------------------------------------------------------------------------
the exception of incorporation fees, SEC filing fees, and escrow establishment
------------------------------------------------------------------------------
fees. Virtually all of our expenses, to be funded by the money in our treasury
------------------------------------------------------------------------------
or by management, are attributable to our efforts to identify a suitable
------------------------------------------------------------------------
acquisition candidate and close the acquisition. Up to that time, we anticipate
-------------------------------------------------------------------------------
our expenses to be limited to accounting, legal, transfer agent, and filing
---------------------------------------------------------------------------
fees, plus telephone and mailing expenses.
------------------------------------------

Management: 30-year-old Chris L. Patterson of Houston, Texas is the sole
------------------------------------------------------------------------
officer, director, and shareholder of Fore, Inc. He has limited business
------------------------------------------------------------------------
experience, though he has administered companies in the past formed with the
----------------------------------------------------------------------------
express purpose of acquiring other businesses, this is his first experience
---------------------------------------------------------------------------
with a 419 company. He currently receives no salary or other compensation and
-----------------------------------------------------------------------------
devotes time to Fore, Inc. in and around other employment and activities.
------------------------------------------------------------------------

Method of Subscribing:
----------------------
Prospective investors should make their checks payable to Fore, Inc., c/o
-------------------------------------------------------------------------
Southwest Escrow Company (escrow agent) and remit the checks and subscription
----------------------------------------------------------------------------
agreements to Southwest Escrow Company, 401 North Buffalo Drive, Suite 205,
---------------------------------------------------------------------------
Las Vegas, Nevada 89128. Subscriptions may not be withdrawn once made except
----------------------------------------------------------------------------
in accordance with applicable law.
----------------------------------

We reserve the right to reject all or part of any subscription at our sole
--------------------------------------------------------------------------
discretion even if payment is made, and to withdraw this blank check offering
-----------------------------------------------------------------------------
at any time prior to our acceptance of the subscriptions received.
------------------------------------------------------------------

                          Summary Financial Information
                          -----------------------------

The table below contains certain summary historical financial data for
    the Company      Fore, Inc.  The historical financial data for the
                     ----------
period ended June 30, 2000 has been derived from our audited financial statements appearing elsewhere in this prospectus and should be read in
conjunction with those financial statements and the notes     thereto
                                                ---
     to them.
     --------

CAPTION>

                                                             June 30, 2000
                                                             -------------
INCOME STATEMENT:
Net Sales                                                    $0

Net Income                                                   ($0)

BALANCE SHEET (at end of period):
Working Capital                                              $2,000
Total Assets                                                 $2,000
Total Indebtedness                                           $0

Total Shareholders Equity
  (Net Assets)                                               $2,000


PER SHARE(1):
Income per common share                                      $0
Net Income per common share (at end of period)               ($0.00)
Net Income per share on a fully dilated basis                ($0.00)


(1) Number of shares of common stock outstanding during period was 2,000,000.

This offering will expire 90 days from the date of this prospectus. The offering may be extended for an additional 90 days at our sole election.

Prescribed Acquisition Criteria
-------------------------------

Rule 419 requires that, before the funds and the securities can be released, we must first execute an agreement to acquire a candidate meeting certain specified criteria. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement must include, as a precondition to its closing, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business or assets to be acquired must be at least $60,000 (80% of $75,000), with the maximum offering and at least $32,000 (80% of $40,000) minimum offering.

Post-Effective Amendment
------------------------

Once the agreement governing the acquisition of a business meeting the required criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and their business, including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the funds and securities can be released from escrow.

Reconfirmation Offering
-----------------------

The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

     o The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

     o Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

     o If we do not receive written notification from any investor within 45 business days following the effective date, the proportionate portion of the funds and any related interest or dividends held in the escrow account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

     o The acquisition will be closed only if a minimum number of investors representing 80% of the maximum offering proceeds equaling $75,000 elect to reconfirm their investment.

     o If a closed acquisition has not occurred by January 26, 2002 (18 months from the date of this prospectus), the funds held in the escrow account shall be returned to all investors on a proportionate basis within 5 business days by first class mail or other equally prompt means.

Release of Securities and Funds
-------------------------------

The funds will be released to us, and the securities will be released to you, only after:

     o The escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

     o We have executed an agreement for the acquisition of an acquisition candidate for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment.

     o The post-effective amendment has been declared effective.

     o We have satisfied all of the prescribed conditions of the reconfirmation offer.

     o The closing of the acquisition of the business with a fair value of at least 80% of the maximum proceeds.



                                  RISK FACTORS
                                  ------------

There is a high degree of risk associated with an investment in our common stock. You should know that our business, financial condition or results of operations, and, more importantly, that of any business we acquire, could be materially and adversely affected by any of the following risks. You should carefully consider the following factors in addition to the other information in this prospectus before considering the purchase of shares.

    No Operating History

Our lack of an operating history makes an investment in these securities a
--------------------------------------------------------------------------
risky & speculative one in which your entire investment may be lost.
--------------------------------------------------------------------

    The Company      Fore, Inc. was organized under the laws of the State of
                     ----------
Nevada on March 29, 2000, and has no revenues from operations or meaningful
assets.      The Company has not as yet identified any business or product
for possible acquisition. The Company faces       We face all of the risks
                                                  -------
inherent in a new business and those risks specifically inherent in the type
of business in which     the Company proposes      we propose to engage,
                                                   ----------
namely, the investigation and acquisition of an interest in a business. The
purchase of      the securities offered hereby       these securities must be
                                                     ----------------
regarded as the placing of funds at a high risk in a new or "start-up" venture with all of the unforeseen costs, expenses, problems, and
difficulties to which such ventures are subject.     (See "USE OF PROCEEDS"
and "BUSINESS.")

There are possible disadvantages associated with a blank check offering.
------------------------------------------------------------------------

Our business will most likely involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires
to establish a public trading market for     our       its shares. A company
                                                       ---
which seeks our participation in attempting to consolidate      our
operations through a merger, reorganization, asset acquisition, or some other form of combination may desire to do so to avoid what they may deem to be the
                                                                          ---
adverse consequences of undertaking a public offering themselves. Factors considered may include:

o  Time delays
o  Significant expense
o  Loss of voting control
o The inability or unwillingness to comply with various federal and state laws enacted for your protection

In making an investment in us, you may be doing so under terms which may ultimately be less favorable than making an investment directly in a company
with a specific business.      You may not be afforded an opportunity to
specifically approve or consent to any particular stock buy-out transaction.




Possible consequences of a business reorganization



A business reorganization may dilute your investment and reduce your equity
---------------------------------------------------------------------------
interest in the company.
------------------------

It is likely      the Company       that we will issue additional shares of
                                    -------
common stock or preferred stock in connection with      its       our
                                                                  ---
potential merger, consolidation, or other business reorganization, and that the proceeds of the offering will be used in the business of the acquisition
or merger candidate,     (the Company will not make loans of the net proceeds
of the offering).     though we will not make loans of the offering's net
proceeds. The consequences may be a change of control of      the Company
Fore, Inc., significant dilution to the public shareholders' investment, and a
-----------
material decrease in the public shareholders' equity interest in the company.
Since      the Company has       we have not made any determination with respect
                                 -------
to the acquisition of any specific business,      it      we cannot speculate on
                                                          --
the form of any potential business reorganization or on the amount of securities
                                                     --
which     the Company may issue in connection therewith      we might issue in
                                                             -----------------
connection with it.     The board of directors may issue additional securities
-------------------
of the Company on terms and conditions which the board of directors, in its sole discretion, determines to be in the best interest of the Company and
At its sole discretion, the board of directors may issue additional company
------------------------------------------------------------------------
securities without seeking shareholder approval.
----------

There is a substantial possibility that the shareholders of Fore, Inc.
----------------------------------------------------------------------
immediately prior to the transaction would retain less than 50% of the
----------------------------------------------------------------------
issued and outstanding shares of the surviving entity. Therefore,
-----------------------------------------------------------------
regardless of the form of the business acquisition, it may be anticipated
-------------------------------------------------------------------------
that the investors in this offering will experience a significant reduction
---------------------------------------------------------------------------
in their percentage of ownership in the company.   (See "Acquisition of a
-----------------------------------------------
Business," in PROPOSED BUSINESS.)


Shares in this offering are available only to residents of Nevada and Texas
---------------------------------------------------------------------------
and will be difficult to resell or transfer.
--------------------------------------------

Initially, these shares are being made available only to residents of the
-------------------------------------------------------------------------
states of Texas and Nevada because of the simplicity of selling a small
-----------------------------------------------------------------------
offering under the laws of those states: Registration there is not necessary
----------------------------------------------------------------------------
if fewer than twenty-five people purchase the shares in a given offering.
-------------------------------------------------------------------------
Without registering them there, however, the shares cannot be sold or
---------------------------------------------------------------------
transferred. As this may never happen, the ability to resell or transfer
------------------------------------------------------------------------
these shares is unlikely.
-------------------------

You are subject to dilution which will lower the value of your shares.
----------------------------------------------------------------------

The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible
book value      (total tangible assets less total liabilities)       by the
number of shares of common stock outstanding.

Assuming the sale of the maximum number of shares based on our financial statements as of June 30, 2000, new investors will incur an immediate dilution of approximately $0.024 per share after the offering of the maximum number of shares is consummated. The existing stockholder of our company acquired his shares of common stock at a price of $.001 per share which is $.024 per share lower than the offering price of the shares. Accordingly, new investors will bear virtually all of the risks inherent in an investment in
this company. ( See "Dilution.")      No resale of the shares can be effected
until the same are released from the Rule 419 escrow.


There may not be a public market for the shares you buy.
--------------------------------------------------------

There is no current trading market for the shares,      and there can be no
assurance       nor can we say for certain that a trading market will develop,
                --------------------------
or, if a trading market does develop, that it will be sustained even after we identify a merger candidate and consummate a business combination. The shares, to the extent that a market develops for the shares at all, will likely appear in what is customarily known as the "pink sheets" or on the NASD's Over-the-Counter Bulletin Board, which may limit the marketability and liquidity of the shares. (See Risk Factor, "There are rules for low-priced stocks tht may affect your ability to resell your shares.")

According to Rule 419, all shares issued by a blank check company, must be placed in the Rule 419 escrow account. These shares will not be released from the Rule 419 escrow until (1) the consummation of a merger or acquisition as provided for in Rule 419, or (2) the expiration of 18 months from the date of this prospectus. There is no present market for our common stock and there is no likelihood of any active and liquid public trading market developing following the release of securities from the Rule 419 escrow. Thus, stockholders may find it difficult to sell their shares.

    Limited Rights of Shareholders in an Acquisition

As a shareholder, you will have limited rights in an acquisition.
-----------------------------------------------------------------

Although investors may request the return of their investment funds in
connection with the reconfirmation offering required by Rule 419,     the
Company's      the shareholders of Fore, Inc. may not be afforded an
               ---              -------------
opportunity specifically to approve or disapprove any particular business
reorganization or acquisition. Except under certain circumstances,      the
directors of the Company      our officer/director will be able to consummate
                              --------------------
an acquisition      by or of the Company without the approval of the
shareholders of the company.       of or by us without the approval of our
                                   ---------------------------------------
shareholders.  Under applicable corporate law, only in the event of a merger,
-------------
consolidation, or the sale of all or substantially all of     the assets of
                  ---
the Company (but not a target company), will a shareholder of this Company our assets, will you as a shareholder have the right to object to the
     -------------------------------------
merger, consolidation, or sale and assert     his or her dissenter's right to
appraisal of his or her shares      your dissenter's right to appraisal of
                                    --------------------------------------
your shares.  Similar restrictions apply if an acquisition is consummated in
----------------------------------------
the form of an exchange of securities.     , no shareholder of the Company
will have the right to object thereto and claim dissenter's rights.
Though ultimately protected by the reconfirmation, this could adversely
-----------------------------------------------------------------------
affect the furthering of your interests within the structure of Fore, Inc.
--------------------------------------------------------------------------

   There are currently no

    current      negotiations in progress regarding an
acquisition or merger, thus delaying any return on your investment.
-------------------------------------------------------------------

    None of the Company's officers, directors, or promoters, or their
Neither Fore's officer/director nor any of his affiliates and associates
----------------------------------------------
has had any preliminary contact or discussion, and there are no present plans, proposals, arrangements or understanding, with any representatives
of the owners of any business or company regarding the possibility of     an
     the acquisition or merger transaction contemplated in the prospectus.
     ---
Potential investors are cautioned that this may extend even further the amount
------------------------------------------------------------------------------
of time before you can hope to see any return on your investment.
----------------------------------------------------------------
    (See "BUSINESS: General")



No acquisition candidate has been identified by us.
---------------------------------------------------



We have not yet even identified an acquisition candidate.
---------------------------------------------------------

As of the date of this prospectus, we have not entered into or negotiated any arrangements for a business combination with an acquisition candidate. Since we have not yet attempted to seek a business combination, and due to our lack of experience, there is only a limited basis upon which to evaluate our prospectus for achieving our intended business objectives. Furthermore
                                                           -----------
potential investors should know that the process of seeking out and then
------------------------------------------------------------------------
qualifying an appropriate acquisition is a lengthy and involved one.


Resources could be wasted in researching acquisitions that do not work out.
---------------------------------------------------------------------------

It is anticipated that the investigation of specific businesses and the
-----------------------------------------------------------------------
negotiation, drafting, and execution of relevant agreements, disclosure
-----------------------------------------------------------------------
documents, and other instruments will require substantial management time and
-----------------------------------------------------------------------------
attention and substantial costs for accountants, attorneys, and others.  If a
-----------------------------------------------------------------------------
decision is made not to participate in a specific business, the costs
---------------------------------------------------------------------
incurred up to that point in the related investigation would not be
-------------------------------------------------------------------
recoverable. Furthermore, even if an agreement is reached for the
-----------------------------------------------------------------
participation in a specific business, the failure to consummate that
--------------------------------------------------------------------
transaction may result in the loss to      the Company       us of the
----------------------------------------------------------------------
related costs incurred which could materially adversely affect subsequent
-------------------------------------------------------------------------
attempts to locate and participate in additional businesses.
------------------------------------------------------------

There can be no assurance of profitability, even once the acquisition has
------------                                -----------------------------
been accomplished.
-----------------

There can be no assurance      the Company       that Fore, Inc. will be able
                                                 ---------------
to acquire a favorable business.      addition, even if the Company becomes
engaged in a new business, there can be no assurance it will be able to
generate revenues or profits.       Different sorts of risk are entailed
whether we ultimately acquire a new or an old business.  Participation in
                                                         ----------------
a new business venture entails greater risks since in many instances
--------------------------------------------------------------------
management of such a venture will not have proven its ability, the eventual
---------------------------------------------------------------------------
market for its product or services will likely not be established, and the
--------------------------------------------------------------------------
profitability of the venture will be unproven and cannot be predicted
---------------------------------------------------------------------
accurately. If we participate in a more established firm with existing
----------------------------------------------------------------------
financial problems, it may be subjected to risk because our financial
---------------------------------------------------------------------
resources may not be adequate to eliminate or reverse those negative
--------------------------------------------------------------------
circumstances.
--------------

A limitation on acquisitions could hamper our ability to find the right
-                            ------------------------------------------
business combination
---------------------

    The Company      Fore, Inc. is subject to Rule 419 and certain reporting
                     ----------
requirements of the Securities Exchange Act of 1934.      as amended (the
"Exchange Act"), and will be required       This requires us to furnish
                                            ----------------
certain information about significant acquisitions, including audited financial statements for the company(s) acquired for one, two, or three years, depending on the relative size of the acquisition. Consequently, the
acquisition prospects available to the Company      would be       are
                                                                   ---
limited to those that can provide the required audited financial statements. This further hampers our ability to acquire desirable going concerns. (See
--------------------------------------------------------------------
 "PROPOSED BUSINESS: Other Ramifications of Rule 419 on the Selection
Process.").


We have extremely limited capitalization.
-----------------------------------------

The offering is a best efforts offering      in which we intend to raise
a minimum of      for which the minimum amount is $40,000.      The
                  -------------------------------
management team       Management faces the challenge of successfully
implementing our business strategy and plan. We may not be able to
successfully manage our business to achieve our goals      especially in
light of the fact the minimum we seek to raise is not a substantial
amount.      if we must proceed having raised only the minimum offering.
             -----------------------------------------------------------
Investors could suffer a loss if as a consequence the amount raised is not enough to fully implement the intended business strategy. Even if we are successful in raising up to the maximum amount we seek, $75,000, this might not be enough to successfully identify a merger candidate and consummate an
acquisition.      We anticipate a change in control and management.

    No Assurance Of Conventional Financing For Business Acquired Or Merged


Inability to secure financing after acquisition may force us to use venture
-----------------------------------------------------------------------------
capital with exorbitant interest rates.
---------------------------------------

It is possible that the Company will not have sufficient funds from the proceeds of this offering to fully undertake such development, marketing, and manufacturing of products which may be acquired.

Although there are no specific business combinations or other transactions contemplated by management, it may be expected any such target business will present such a level of risk that conventional private or public offerings of securities or conventional bank financing would not be available
to      the Company once it acquires said      us once we have acquired the
                                               ----------------------------
business. In that case, the target company might be forced to rely on venture
-----------------------------------------------------------------------------
capital for initial operations, available only at very high interest rates.
--------------------------------------------------------------------------
The ensuing burden of debt would further limit its chances for success.
-----------------------------------------------------------------------



Leverage
--------

A business acquired through a leveraged buy-out, i.e., financing the acquisition of the business by borrowing on the assets of the business to be acquired, will be profitable only if it generates enough revenues to cover the related debt and expenses. This practice could increase the Company's exposure to larger losses. There can be no assurance any business acquired through a leveraged buy-out will generate sufficient revenues to cover the related debt and expenses.

A leveraged buy-out could expose us to a high risk of business failure.
-----------------------------------------------------------------------

A leveraged buy-out is one that involves financing the acquisition of a
-----------------------------------------------------------------------
business by borrowing on the assets of the business to be acquired.  This
-------------------------------------------------------------------------
practice, if it were to be employed by Fore. Inc. as its strategy for
---------------------------------------------------------------------
acquisition, would expose us--and by extension your investment--to
------------------------------------------------------------------
significant risk.
-----------------

For one thing,      there can be no assurance       any business acquired
through a leveraged buy-out      would       might not be able to generate
                                             --------------------
sufficient revenues to cover the related debt and expenses. In that case, the lender could exercise the remedies provided by law and foreclose on Fore and all its assets. Furthermore, the use of leverage to consummate a business
combination may reduce     the ability of the Company       our ability to
                                                            -----------
incur additional debt, make other acquisitions, or declare dividends, and may
subject     the Company's      our operations to strict financial controls and
                               ---
significant interest expense. It may be expected     the Company       we will
                                                                       --
have few, if any, opportunities to utilize leverage in an acquisition. Even if
    the Company is       we are able to identify a business where leverage may
                         ------
be used,      there is no assurance       financing      will       might not
                                                                    ---------
be available, or if available, perhaps not on terms we would find acceptable.
                               -----------          -------------
    to the Company.     (See Acquisition of a Business: "Leverage")




Shareholders are subject to lack of diversification in their investment in us.
------------------------------------------------------------------------------



A lack of diversification means we lack the flexibility we may need to succeed.
--------

In the event we are successful in identifying and evaluating a suitable business combination, we will, in all likelihood, be required to issue our
common stock in an acquisition or merger transaction.      Inasmuch as
Because our capitalization is limited and the issuance of additional common
-------
stock will result in a dilution of interest for present and prospective shareholders, we will negotiate only one acquisition or merger.

This lack of diversification should be considered a substantial risk of
-----------------------------------------------------------------------
investing in      the Company       Fore, Inc. because it will not permit
-------------------------------------------------------------------------
    the Company       us to offset potential losses from one venture against
----------------------------------------------------------------------------
gains from another.
-------------------


We are dependent on one officer with limited formal business experience.
------------------------------------------------------------------------

Fore, Inc., is highly dependent of the services of Chris L. Patterson,
----------------------------------------------------------------------
the president and sole director of the company.  Over-reliance on a
-------------------------------------------------------------------
single individual puts the company at risk; should anything happen to
---------------------------------------------------------------------
Mr. Patterson, or if he for unpredictable reasons became disabled or lost
-------------------------------------------------------------------------
interest in Fore, the effect on our prospects would be severe.  Though he
-------------------------------------------------------------------------
has served as a founder, officer, and director of other companies formed
------------------------------------------------------------------------
with the express purpose of seeking available businesses, he cannot be said
---------------------------------------------------------------------------
to have extensive or broad business experience. (See "MANAGEMENT")
------------------------------------------------------------------

    Time to be devoted by management.
    ---------------------------------

The officer and director of the Company currently is employed or engaged full time in other positions or activities and will devote only that amount of time to the affairs of the Company which they deem appropriate. The amount of time devoted by management to the affairs of the Company will depend on the number and type of businesses under consideration at any given time. In light of the competing demands for their time, it should be anticipated that the officer and director will grant priority to their full-time positions rather than the business affairs of the Company. (See "MANAGEMENT").



The time to be devoted by management is limited and may be inadequate.
----------------------------------------------------------------------

Fore's main officer is currently employed full time in other positions or
-------------------------------------------------------------------------
activities and will devote only what time he can to the affairs of the
----------------------------------------------------------------------
company. This will depend on the state of whatever negotiations are in
----------------------------------------------------------------------
progress at the time, given the fact that there remain many hurdles to
----------------------------------------------------------------------
be overcome before we are in the position to successfully consummate a
----------------------------------------------------------------------
business combination. In light of the competing demands for his time, it
------------------------------------------------------------------------
should be anticipated that he will grant priority to his full-time position
---------------------------------------------------------------------------
rather than the business affairs of Fore, Inc.
----------------------------------------------
(See "Management").
-------------------


A substantial amount of control is held by present management     and
shareholders      who is also the primary shareholder.
---------------------------------------------------------------------

Assuming the sale of all the shares offered, the shares of common stock purchased by the public will represent 54.55% of our outstanding common stock after the completion of this offering. Therefore, our present
    stockholders       stockholders will own a 45.45% interest in us and will
                       ------------
not continue to be able to elect our directors, appoint our officers, and control our affairs and operations. Our articles of incorporation do not provide for cumulative voting.


We anticipate a change in control and management.
-------------------------------------------------

We anticipate we will experience a change of control upon the closing of a business combination. In addition, our current managers and directors will very probably resign. We cannot assure you of the experience or qualification
-------------
of new management either in the operation of our activities or in the operation of the business, assets, or property being acquired. As such,
                                                                --------
despite our intention to negotiate the best possible deal for our
-----------------------------------------------------------------
stockholders, no guarantee can be given that new management will be
-------------------------------------------------------------------
responsible in that regard.
---------------------------

Potential Profit to be Received by Management
---------------------------------------------

The officers and directors of the Company currently own 100% of the common stock presently issued and outstanding. The officers and directors paid an aggregate price of $2,000 for these shares (See "CERTAIN TRANSACTIONS:
Purchase of Stock at Organization") . The officers and directors of the Company may actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or in connection with a proposed merger or acquisition transaction. The proceeds of this offering will not be used to purchase, either directly or indirectly, any securities held by officers and directors. A premium may be paid on this stock in connection with any such stock purchase transactions and public investors will not receive any portion of the premium that may be paid. Furthermore, the Company's shareholders may not be afforded an opportunity to approve or consent to any particular stock buy-out transaction. (See "BUSINESS:
Acquisition of Business"). Due to the fact that such officers and directors may negotiate to receive such a premium means that there is a potential for members of management to consider their own personal pecuniary benefit rather than the best interests of the Company's other stockholders. Such conduct may present management with conflicts of interest and, as a result of such conflicts, may possibly compromise management's state law fiduciary duties to the Company's shareholders. The Company has not adopted any policy for resolving such conflicts.



There is a danger to investors that potential profit will be received by management to the exclusion of your interests.
----------------------------------------------

The officer/director of Fore, Inc. currently owns 100% of the common stock
--------------------------------------------------------------------------
presently issued and outstanding. He paid $2000 for these shares. He may, in
----------------------------------------------------------------------------
connection with a proposed merger or acquisition transaction, actively
----------------------------------------------------------------------
negotiate or consent to the purchase of his common stock.  A premium may be
---------------------------------------------------------------------------
paid on this stock in connection with such a purchase, but public investors
---------------------------------------------------------------------------
will neither receive any portion of the premium that may be paid nor be
-----------------------------------------------------------------------
afforded an opportunity to approve or consent to any particular stock
---------------------------------------------------------------------
buy-out. This situation leaves open the possibility that our officer/director
-----------------------------------------------------------------------------
may consider his own personal pecuniary benefit rather than the best
--------------------------------------------------------------------
interests of Fore's other stockholders, thus constituting a conflict of
-----------------------------------------------------------------------
interest that, despite his essential fairmindedness, could conceivably
----------------------------------------------------------------------
compromise his state law fiduciary duties to our other shareholders.
--------------------------------------------------------------------

We have not adopted any policy for resolving these conflicts.  Potential
------------------------------------------------------------------------
investors should be aware of this contradiction in the structure of this
------------------------------------------------------------------------
offering. (See "Acquisition of a Business" in PROPOSED BUSINESS.)
---------

Management's discretion in the use of proceeds may conflict with your wishes.
-----------------------------------------------------------------------------

We have some discretion in the use of proceeds.

Of the $40,000-75,000 offering proceeds deposited into the escrow account, 10%, or $4,000-7,500, may be released to us prior to a confirmation offering in which you reconfirm your investment in accordance with procedures required
by Rule 419.  We do not intend to request release of the 10%      ($4,000-
$7,500)       funds.      (See "Use of Proceeds")       Accordingly, we will
receive all of the escrowed funds in the event a business combination is closed under the provisions of Rule 419. We will use these proceeds as indicated in this document under the section entitled "USE OF PROCEEDS," but have considerable discretion in deciding how to allocate funds. Investors
                                                                 ---------
should be aware of the fact that their wishes may not be reflected in the
-------------------------------------------------------------------------
decisions of management in these matters. If we fail to spend the proceeds
--------------------------------------------------------------------------
effectively, our business and financial condition could be harmed. (See "USE
------------------------------------------------------------------
OF PROCEEDS.")



We are not using professional consultants or experienced management.
--------------------------------------------------------------------

Because management has little experience in managing companies similar to us, the fact that we are not using outside consultants may increase our difficulties in finding an acquisition candidate.

While it is not presently anticipated the Company will engage unaffiliated professional firms specializing in business acquisitions on reorganizations, such firms may be retained if management deems it in the best interest of the Company. Compensation to a finder or business acquisition firm may take various forms, including one-time cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of equity securities (including those of the Company), or any combination of these or other compensation arrangements. The Company estimates that any fees for such services will not exceed 10% of the amount of the securities issued or cash paid by the Company to acquire a business. The Company will not have funds to pay a retainer in connection with any consulting arrangement, and no fee will be paid unless and until an acquisition is completed in accordance with Rule 419. (See "USE OF PROCEEDS," and "BUSINESS").






Dependent on outside advisors
-----------------------------

In connection with its investigation of a possible business and in order to supplement the business experience of management, the Company may employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made by management without any input from controlling shareholders. Furthermore, it is anticipated such persons may be engaged by the Company on an independent basis without a continuing fiduciary or other obligation to the Company. The Company has no arrangement to employ any of its officers or directors as outside advisors. (See "BUSINESS").





No Underwriter
--------------

Selling our shares without a professional underwriter may jeopardize our
-----------------------------------------------------------------------------
ability to adequately research the market.
------------------------------------------

We are selling the shares through our president without the use of a professional securities underwriting firm. Consequently, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering.


Our inability to evaluate investments could lead us into an unwise investment.
------------------------------------------------------------------------------

    The Company's      Our limited funds and the lack of full-time management
                       ---
will likely make it impracticable to conduct a complete and exclusive investigation and analysis of a business. Therefore, management decisions will likely be made without detailed feasibility studies, independent
analysis, market surveys, and the like which, if     the Company      we had
more funds available, would be desirable.     The Company      Fore, Inc.
                                                               ----------
will be particularly dependent in making decisions on information provided by the promoter, owner, sponsor, or others associated with the businesses seeking
    the Company's      our participation, and which will have a direct
                       ---
economic interest in completing a transaction with     the Company.     us. In
a worst case scenario, this could lead us to make a poor decision because we
----------------------------------------------------------------------------
might lack the fullest possible knowledge of the relevant facts.     (See
---------------------------------------------------------------
"BUSINESS")


The failure of a sufficient number of investors to reconfirm their investment
---            -
could jeopardize the entire transaction.
----------------------------------------

A business combination with an acquisition candidate cannot be closed unless, for the reconfirmation offering required by Rule 419, we can successfully convince you and a sufficient number of investors representing 80% of the offering proceeds raised to elect to reconfirm your investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be closed. Given this scenario, none of the securities held in escrow will be issued and the funds will be returned to you on a proportionate basis. Up to 80% of the shares may be purchased by our officers, directors, current shareholders and any of their affiliates or associates. It is likely that these insiders will elect to reconfirm a proposed business combination reducing or eliminating your effect on the outcome of the 80% required reconfirmation.


If you invest, you will not be able to transfer your escrowed securities.
-------------------------------------------------------------------------

No transfer or other disposition of the escrowed securities is permitted other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986, or Title 7 of the Employee Retirement Income Security Act, or the related rules. Under Rule 15g-8, it is unlawful for any person to sell or offer to sell the securities or any interest in or related to the securities held in the Rule 419 escrow account other than under a qualified domestic
relations order in divorce proceedings.      very specific section of the tax
                                             --------------------------------
code related to divorce.       Therefore, any and all contracts for
------------------------
sale to be satisfied by delivery of the securities and sales of derivative securities to be settled by delivery of the securities are prohibited. You are further prohibited from selling any interest in the securities or any derivative securities whether or not physical delivery is required.
Potential investors should be aware that your ability to sell or transfer
-------------------------------------------------------------------------
these securities while they are in escrow, or any interest in them, is
----------------------------------------------------------------------
severely limited, significantly affecting their liquidity and your
------------------------------------------------------------------
flexibility.
------------



The common stock you buy is considered penny stock.
---------------------------------------------------

Our common stock is currently considered "penny stock" under federal securities laws. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our shares to certain investors. These rules may affect the ability of broker-dealers to make a market in or trade our shares. This, in turn, may affect your ability to resell those shares in the public market.

The SEC adopted regulations that generally define penny stocks to be any equity security other than a security excluded from such definition by Rule 3a51-1. These exemptions include, but are not limited to (a) an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if an issuer has been in continuous operations for at least three years; (ii) net tangible assets of at least $5,000,000, if an issuer has been in continuous operation for less than three years; or (iii) average revenue of at least $6,000,000 for the preceding three years; (b) except for purposes of Section 7(b) of the Exchange Act and Rule 419, any security that has a price of $5.00 or more; and (c) a security that is authorized or approved for authorization upon notice of issuance for quotation on the National Association of Securities Dealers Automated Quotation System (NASDAQ).

There are rules for low-priced stocks that may affect your ability to resell
----------------------------------------------------------------------------
your shares
-----------

It is likely that our common stock will be subject to the regulations on penny stocks; consequently, the market liquidity for our common stock may be adversely affected by regulations limiting our ability or that of any
                                           ---         --------------
broker/dealers we may in the future ultimately engage to sell our common stock.
               --------------------------------------
Additionally, these regulations sometimes depress stock prices. This, in turn,
-----------------------------------------------------------------------------
may affect your ability to resell those shares in the public market following
-----------------------------------------------------------------------------
termination of the Rule 419 escrow.
-----------------------------------


We have arbitrarily determined the offering price of the shares.
----------------------------------------------------------------

The offering price of $0.025 per share has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history.
Among factors we considered     by us      in determining the offering price
              --
were:

o  Estimates of our business potential
o  Our limited financial resources
o  The amount of equity desired to be retained by present shareholders
o  The amount of dilution to the public
o  The general condition of the securities markets


We face many competing companies with more experience than     us      we.
--------------------------------------------------------------------------

In relation to our competitors, we are and will continue to be an insignificant participant in the business of seeking business combinations. A large number of established and well-financed entities, including venture capital firms, have recently increased their merger and acquisition activities. Most of these entities have significantly greater financial resources, technical expertise and managerial capabilities than we and, consequently, we will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully consummating a proposed merger or acquisition. Also, we will be competing with a large number of other small blank check companies.


There may be a conflict of interest risk associated with management.
--------------------------------------------------------------------

A conflict of interest may arise between management's personal financial benefit and management's fiduciary duty to you. You should note that management will retain substantial control even after the offering is completed. Our management would have continuing control. Further, management's interest in their own financial benefit may at some point compromise their fiduciary duty to you. No proceeds from this offering will be used to purchase directly or indirectly any shares of the common stock owned by management or any present shareholder, director or promoter. Our directors and officers are or may become, in their individual capacities, an officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. Our directors and officers engaged in business activities outside of this Company, and the amount of time they will devote to our business will only be about five (5) to ten (10) hours each month. There exist potential conflicts of interest including allocation of time between us and these other business entities. We will not purchase the assets of any company which is beneficially owned by any of our officers, directors, affiliates or associates.

    There may be      Possible tax consequences to our activities     which
      may adversely effect the company or our investors.
--------------------------------------------------------

In the course of any acquisition or merger we may undertake, a substantial amount of attention will be focused upon federal and state tax consequences both to us and the acquisition candidate. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between business entities will generally result in tax-free treatment to the parties to the reorganization. While we expect to undertake any merger or acquisition so as to minimize federal and state tax consequences both to us and the acquisition candidate, such business combination might not meet the statutory requirements of a reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have a substantial adverse effect on us.

    There may be unexpected year 2000 risks.
--------------------------------------------

Currently, we do not rely on any computer or computer programs that will materially impact our operations in the event of a Year 2000 disruption. However, like any other company, advances and changes in available technology can significantly impact our business and operation. Although we have not identified any specific year 2000 issues, the "Year 2000" problem creates risk for us from unforeseen problems in computer systems which we may acquire in the future or the computer systems of third parties, including but not limited to any acquisition candidate and/or financial institutions, with whom we transact business. Our failures and/or third parties' computer systems could have a material impact on our ability to conduct our business. Prior to effecting a business combination, we intend to assess the Year 2000 Risks associated with the acquired business. See "Plan of Operation".




You may be exposed to risks associated with operations in foreign countries.
----------------------------------------------------------------------------

Our business plan is to seek to acquire or merge with potential businesses that may, in the opinion of management, warrant our involvement. Management's discretion is unrestricted, and we may participate in any business whatsoever that may in our opinion meet the business objectives we have addressed.

Indeed, we may effectuate a business combination with another business outside the United States. We have not limited the scope of our search to a particular region or country. To the extent that the acquired business may be located or operate in a foreign jurisdiction, our operations may be adversely affected to the extent of the existence of unstable economic, social or political conditions in these particular foreign regions and countries.



                              Use of Proceeds
                              ---------------

Of the $75,000 offering proceeds deposited into the escrow account, 10% or $7,500 may be released to us prior to a confirmation offering in which you reconfirm your investment in accordance with procedures required by Rule
419. However, we do not intend to request release of these funds from the escrow account. Accordingly, we will receive all of the escrowed funds in the event a business combination is closed under the provisions of Rule 419.

We have not incurred and do not intend to incur in the future any debt from anyone other than management for our organizational activities. Debt to management will not be repaid. Management is not aware of any circumstances under which this policy, through its own initiative, may be changed. Accordingly, no portion of the proceeds are being used to repay debt.




                          FORWARD-LOOKING STATEMENTS
                          --------------------------

This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as "believes," "intends," "expects," "may," "will," "should," "plan," "projected," "contemplates," "anticipates," or similar statements. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

                         YOUR RIGHTS UNDER RULE 419
                         --------------------------

It is important that you know that we have had absolutely no preliminary contact or discussion with any representatives of any business regarding the possibility or potential for any acquisition or merger. This offering is being conducted according to Rule 419. You have certain rights and will receive the substantive protection provided by this Rule. To that end, the securities purchased by you and other investors and the funds received in the offering will be deposited and held in the escrow account until an acquisition meeting specific criteria is completed.



Before the acquisition can be completed and before the funds can be released to us and securities can be released to you, we are required to update the registration statement with a post-effective amendment which indicates specific details regarding the proposed merger or business combination. Within the five days after the effective date, we are required to furnish you with the prospectus containing the terms of a reconfirmation offer and information regarding the proposed acquisition candidate and our business, including audited financial statements.



Acquisition criteria
--------------------

Rule 419 requires that, before the funds and the securities can be released, we must first execute an agreement to acquire a candidate meeting certain specified criteria. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at
least 80% of the      maximum       offering proceeds. The agreement must
include, as a precondition to its closing, a requirement that the number of
investors representing 80% of the      maximum       offering proceeds must
elect to reconfirm their investment. For purposes of the offering, the fair value of the business or assets to be acquired must be at least 80% of $75,000, that is $60,000, if the maximum amount is raised; and 80% of $40,000, or $32,000, if the minimum amount is raised.

We will not acquire or merge with any business or company      in .     to
                                                                        --
which      any of our officers or directors or associated persons      our
                                                                       ---
officer/director or any associated person      have       has any
-----------------------------------------
relationship. Any merger or acquisition will be strictly at arm's length. While we do not anticipate seeking an independent appraisal of any proposed merger or acquisition, we do intend to fully disclose the nature and terms of any business combination in a post-effective amendment.

Post-effective amendment
------------------------

Once the agreement governing the acquisition of a business meeting the required criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate
and      their       its business, including audited financial statements,
                     ---
the results of this offering, and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the funds and securities can be released from escrow.

Reconfirmation of offering
---------------------------

The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

o The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

o Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

o If we do not receive written notification from any investor within 45 business days following the effective date, the proportionate portion of the funds and any related interest or dividends held in the escrow account on the respective investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.



o The acquisition will be closed only if a minimum number of investors representing 80% of the maximum offering proceeds equaling $60,000;, and 80% of the minimum offering proceeds equaling $32,000 elect to reconfirm their investment.



o..As previously stated, the acquisition will be closed only if investors
   ----------------------------------------------------------------------
   representing 80% of the total proceeds from the offering elect to reconfirm
   ---------------------------------------------------------------------------
   their investment, that is, if the maximum number of shares have been sold,
   --------------------------------------------------------------------------
   proceeds equaling $60,000, and if the minimum, $32,000.
   -------------------------------------------------------

o  If a closed acquisition has not occurred      within       by [Date],
   2002, 18 months from the date of this prospectus, the funds held in the
   ----
   escrow account shall be returned to all investors on a proportionate or pro-rata basis within 5 business days by first class mail or other equally prompt means.

Release of securities and funds.
--------------------------------

The funds will be released to us, and the securities will be released to you,
-----------------------------------------------------------------------------
only after the escrow agent has received a signed representation from us and
----------------------------------------------------------------------------
any other evidence acceptable by the escrow agent that:
---------------------------------------------------

o  We have executed an agreement for the acquisition of an acquisition
   -------------------------------------------------------------------
   candidate.
   ----------

o  The fair market value of the business to be acquired represents at
   ------------------------------------------------------------------
   least 80% of the minimum offering proceeds.
   -------------------------------------------

o  We have filed the required post-effective amendment.
   ----------------------------------------------------
o  The post-effective amendment has been declared effective.

o We have satisfied all of the prescribed conditions of the reconfirmation offer.



o The closing of the acquisition of the business with a fair value of at least 80% of the maximum proceeds.



o  The transaction to acquire the business has closed.
   ---------------------------------------------------

                               DILUTION
                               --------


The dilution to investors in this offering is constituted by the difference
------------------------------------------------------------
between the public offering price per share and the pro forma net tangible
book value per share, of common stock of      the company       Fore, Inc.,
                                                                -----------
after this offering.     constitutes the dilution to investors in this
offering.

Net tangible book value per share is determined by dividing the net tangible
book value of the company      (total tangible assets less total liabilities)
      by the number of outstanding shares of common stock.  The net tangible
                                                            ----------------
book value of the company is equal to the total tangible assets less the
------------------------------------------------------------------------
total liabilities.
------------------

Dilution arises mainly from the arbitrary decision by us as to the offering price per share. Dilution of the value of the shares purchased by the public in this offering will also be due, in part, to the lower book value of the shares presently outstanding, and in part, to expenses incurred in connection with the public offering.

Net tangible book value is equal to the net tangible assets of the company.
    (total assets less total liabilities and intangible assets; see "Financial
Statements")     . The net tangible assets of the company are equal to the
total assets less the total liabilities and intangible assets. (See "Financial Statements.")

As of June 30, 2000, ,     the Company       Fore, Inc. had an unaudited net
                                             ----------
tangible book value deficit      (total tangible assets less total liabilities)
     of $2,000.  The net tangible book value deficit is equal to the total
                 ---------------------------------------------------------
tangible assets less the total liabilities.      or a       The net
-------------------------------------------                 ---
tangible book value deficit per share of common stock      of       is
approximately $0. (See "CERTAIN TRANSACTIONS.")

The information below sets forth the dilution to persons purchasing shares in this offering without taking into account any changes in the net tangible
book value of      the Company       Fore, Inc. after June 30, 2000, except
                                     ----------
the sale of the minimum and maximum number of      Units      shares offered
                                                              ------
at the public offering price and receipt of the net proceeds
    therefrom>       from that sale.
                     ---------------

DILUTION

                                            Minimum          Maximum
                                            -------          -------
Public Offering Price Per Share             $0.025           $0.025

Net Tangible Book Value Per Share           $0.001           $0.001
Before Offering

Net Tangible Book Value Per Share
After Offering*                             $0.011           $0.015

Increase Per Share Attributable to
Payment by Public Investors                 $0.010           $0.014

Dilution Per Share to Public Investors
Percentage                                   53.3%            38.4%
Numerical*                                  $0.011           $0.015



                             USE OF PROCEEDS
                             ---------------

The net proceeds (after deducting maximum expense allowances) of this offering
-----------------------------------------------------------------------------
will be $32,000 if the minimum number of shares is sold and $63,500 if the
--------------------------------------------------------------------------
maximum number of shares are sold.  The proceeds received in this offering,
--------------------------------------------------------------------------
(less 10% which can be released to us, but we do not intend to use) will be
---------------------------------------------------------------------------
promptly deposited into the Rule 419 escrow account pending consummation of a
-----------------------------------------------------------------------------
business combination and satisfaction of the Rule 419 escrow provisions,
------------------------------------------------------------------------
including but not limited to the investors reconfirmation. See "Your Rights
---------------------------------------------------------------------------
Under Rule 419." The deposited funds must be held in escrow pending
-------------------------------------------------------------------
consummation of a business combination satisfying the criteria of Rule 419.
---------------------------------------------------------------------------

We have considerable discretion over how to use a significant portion of the net proceeds of this offering. We cannot assure investors that our use of the net proceeds will not vary substantially due to unforeseen factors. The proceeds, if and when made available to us, will be used to pay the following expenses in the order stated:
                      ---

USE OF PROCEEDS

                                                      MINIMUM     MAXIMUM
                                                      -------     -------
Offering Expenses(1)                                  $  3,500    $  3,500
Escrow Fees(2)                                             500         500

Expenses of Effectuating a Business Combination          4,000       4,000
                                                      --------    ---------
TOTAL EXPENSES                                        $  4,000    $  4,000

Working Capital                                          4,000       7,500

Proceeds to be Escrowed Pending
     a Business Combination                           $ 32,000    $ 63,500
                                                      --------    --------
TOTAL EXPENSES+WORKING CAPITAL(3)                     $ 36,000    $ 71,000
                                                      ========    ========
Amount To Be Released To The
   Company Prior To Merger                            $      0    $      0
                                                      ========    ========

(1) Offering costs include filing, printing, legal, accounting, transfer agent and escrow agent fees.

(2) The proceeds received in this offering will be put into the escrow account pending closing of a business combination and reconfirmation. (See Exhibit 2.1 Escrow Agreement.)

    (3) All offering proceeds will be held in escrow pending a business combination. We will not request a release of 10% of these funds under Rule 419.


Our expenses will be paid in the order listed regardless of the amount of
-------------------------------------------------------------------------
proceeds received in the offering.  To the extent that we are required to
-------------------------------------------------------------------------
return proceeds of up to 20% in interest of the subscribers electing not to
---------------------------------------------------------------------------
reconfirm their investment, we will have up to approximately $8,000 less if
---------------------------------------------------------------------------
the minimum number of shares is sold and $15,000 less if the maximum number of
-----------------------------------------------------------------------------
shares is sold to apply towards the expenses of effecting a business
--------------------------------------------------------------------
combination.
------------

The legal fees listed will be payable to Thomas C. Cook & Associates. However,
-----------------------------------------------------------------------------
payment of outstanding legal fees will not be a criteria for the consummation
-----------------------------------------------------------------------------
of a business combination.
--------------------------

There will be no compensation paid or due or owing to any officer or director.

Upon the consummation of a business combination and the reconfirmation of the
investors' purchase of the shares, the balance      upon       of the
                                                               --
deposited funds will be released to use.      and      They may be used to
                                                       ----
offset the expenses of consummating a business,      legal fees will not be a
criteria for the consummation of a business combination       including
legal fees for the preparation and filing of a post-effective amendment to
--------------
the registration statement.



We will use the business office of its president, rent free, until such time as we consummate a business combination of the Rule 419 escrow is otherwise terminated.



No portion of the proceeds of the offering will be paid to officers, directors and/or their affiliates or associates. Expenses will be paid from
    (1)       our working capital.     ; and, (2) the 10% of the proceeds of
    ---                                      ---
the offering to be distributed to use pursuant to Rule 419.

Working capital is expected to include incidental expenses related to the marketing of our company as a vehicle for a merger candidate seeking to
become fully reporting,      as well as      and for incidental operational
                                             ---                         --
expenses      to include       including basic office supplies. To the extent
that these funds are not used, they will be deposited in an interest-bearing
money market account      and would      which will be available to the merger
                                         ----------
candidate upon consummation of a merger or acquisition.

If this capital is insufficient,      the company       Fore, Inc. may seek
                                                        ----------
to obtain additional financing through offerings of equity and/or debt
securities.     or borrowings if in fact we are able.       It is unlikely
that we will seek loan financing as the costs of our operations are negligible
and we do not expect to incur any significant additional costs..    This loan
is available at our discretion but we cannot guarantee that it will be
available.       However, if we are      only       able to raise only the
                 --------                                         ----
minimum amount of $40,000, and no additional funds are secured, then we face
the risk that our company might be under-funded,      and your investment in
our might be       placing all investments substantially at risk.  Under
                   -----------------------                         -----
those circumstances, we might attempt to borrow funds, and any loan
----------------------------------------------------------
undertaken by us      will     .  would be repaid in lump sum from the
                                  -----
proceeds we expect to derive from the sale of the company to a merger candidate upon receipt of final payment.



Working Capital
---------------

Upon consummation of the offering, we believe that we will have sufficient working capital to pay expenses related to (1) to the offering, (2) the effectuation of a business combination and (3) general administrative expenses over the next 18 month period. We believe this is the case because of our minimal operating expenses and the fact that no officers and directors will receive any compensation in the form of income, salary wages commissions, etc., in connection with any services rendered for the benefit of our company.



Other Arrangements
------------------

     The Company       Fore, Inc. has no agreement or understanding, express
                       ----------
or implied, with      any officer, director, or promoter, or their affiliates
or associates,       its officer/director or any of his affiliates or
                     ------------------------------------------------
associates regarding employment with the Company or compensation for
----------
services.      The Company       It has no plan, agreement, or understanding,
express or implied, with      any officer, director, or promoter, or their
affiliates or associates,      him, or any affiliates regarding the issuance
                               ----------------------
     to such persons       of any shares of      the Company's
authorized and unissued common stock.

The existing     officers and directors reserve      officer/director
                                                     ----------------
does reserve the right to acquire      units      shares in this offering.
------------                                      ------
There is no understanding between      the Company      Fore, Inc.
                                                        ----------
and     any of its present shareholders      its present shareholder
                                             -----------------------
regarding the sale of all or a portion of the common stock currently held
by      them       him in connection with any future participation by
                   ---
the Company       Fore in a business. There are no other plans,
                  ----
understandings, or arrangements      whereby any of the Company's officers,
directors, principal shareholders, or promoters, or any of their affiliates
or associates      by which he or his affiliates would receive funds, stock,
                   -----------------------------
or other assets in connection with      the Company's       Fore's
participation in a business. No advances have been made or contemplated by
     the Company       Fore to     any of its officers, directors, principal
                       ----
shareholders, or promoters,      its officer/director and principal
                                 ----------------------------------
stockholder, or any of      their       his affiliates or associates.
-----------                             ---


After the Company reaches an agreement for acquisition of a business, it is required by Rule 419 to prepare and disseminate the amendment to all investors, which will describe the business to be acquired and provide more specific information on the use of the net proceeds of the offering in such business. The amendment will also provide information on the proposed use of any proceeds obtained from the exercise of warrants in the business acquired by the Company.



Except for reimbursement of offering costs and expenses he may have incurred
                                                        -----------
on Fore's behalf,      by officers and directors on Company matters described
-----------------
above      , no portion of the net proceeds of the offering may be paid to officers, directors, promoters, or their affiliates or associates, our officer/director or any of his associates directly or indirectly, as
---------------------------------------------
consultant fees, officer salaries, director fees, purchase of their shares, or other payments. No portion of the net proceeds will be used to make loans
to any person.       The Company       Fore will not borrow funds and use the
                                       ----
proceeds      therefrom       acquired from the lender to make payments to
                              ------------------------
     the Company's officers, directors, or promoters, or their affiliates or
associates       its officer/director or any of his associates.
                 ----------------------------------------------

     The Company       Fore, Inc. has no agreement or understanding with
                       ----------
any consultant or advisor to provide services in connection with any future
business acquisition.      The Company does not anticipate it will engage
consultants or advisors specializing in business acquisitions or
reorganizations, although        Though no concrete plans to do so are
                                 -------------------------------------
currently in place, the possibility exists that management may find it
------------------                         ----
to be      beneficial to the company       in the company's best interests
                                           ---------------------
to retain the services of such a consultant.

    In      Under no circumstances will Fore, Inc.      the Company
            -----                       ---------
retain the services of      any consultant who is also an officer, director,
or promoter, of the Company, or their affiliates and associates       its
own officer/director or one of his affiliates or associates as a consultant.
---------------------------------------------------------------------------
Compensation to a consultant may take various forms, including one time cash payments, payments based on a percentage of revenues or product sales
volume, payments involving issuance of securities (including those of     the
Company      Fore, Inc. or any combination of these or other compensation
             ----------
arrangements.

    The Company estimates      We estimate that any fees for      such
                               ----------------
consultant services paid in cash will not exceed 10% of the amount of the
----------
securities      issued by the Company       we issue to acquire a business.
                                            --------
     The Company       We will not have funds to pay a retainer in
                       --
connection with any consulting arrangement, and no fee will be paid unless
and until an acquisition is completed in accordance with Rule 419.      None
of the Company's officers, directors, or promoters have, in the past, used any particular consultant or advisor on a regular basis.

The following tables set forth the percentage of equity to be purchased by public investors in the offering compared to the percentage equity to be
owned by the present      stockholders      stockholder, and the comparative
                                            -----------
amounts paid for the shares by the public investors as compared to the total
consideration paid by the present      stockholders       stockholder of
                                                          -----------
the company.       Fore, Inc.


                 Assuming the Minimum Number of Shares Sold
                 ------------------------------------------

                     Shares      Approx Percent    Total     Approx. Percent
                     Purchased   of Total Shares   Dollars   of Total Dollars

Public
Stockholders         1,600,000          44.4%     40,000     95.2%

Present
Stockholder          2,000,000          55.6%     2,000      4.8%

Total                3,600,000          100.0%    43,000     100.0%

                Assuming the Maximum Number of Shares Sold
                ------------------------------------------

Public
Stockholders         3,000,000           60.0%    75,000     97.4%

Present
Stockholder          2,000,000           40.0%     2,000      2.6%

Total                5,000,000           100.0%    77,000     100.0%


                                 CAPITALIZATION
                                 --------------

The following table sets forth our capitalization as of June 30, 2000, and pro-forma as adjusted to give close to the sale of 3,000,000 shares offered by us.


Capitalization

                                                 Actual            As Adjusted
                                                 ------            -----------
Long-term debt
Stockholders' equity:
  Common stock, $.001 par value;
  authorized 20,000,000 shares,
  issued and outstanding
  2,000,000 shares                               2,000             5,000

Additional paid-in capital                       0                 72,000
Deficit accumulated during the
  2,000,000 shares                               2,000             5,000
Total stockholders equity                        2,000             77,000
Total Capitalization                             2,000             77,000




                         PLAN OF DISTRIBUTION
                         --------------------
General

We are offering a minimum of 1,600,000 and a maximum of 3,000,000 shares at the purchase price of $0.025 per share on a "best efforts all or none basis" as to the first 1,600,000 shares and on a "best efforts" basis with regard to the remaining 1,400,000 shares. If the minimum number of shares is not sold during the offering Period, the proceeds received will be promptly returned to investors with interest. The company may allocate among or reject any
offers to purchase, in whole or in part. Moreover, our     directors,
officers and principals       officer/director may purchase shares on the
                              ----------------
same terms,     and       though not with an intention to resell such shares
                          ------
shortly thereafter.

The shares will be offered and sold only to residents in the states of Texas and Nevada. (For details, see "Special State Law Considerations,"
                  ----------------------------------------------------
below, especially as to limitations this puts on resale or transfer of
----------------------------------------------------------------------
shares.)
-------

      The officers and directors, who will not receive any compensation or commissions with respect to such offers and sales, shall sell all shares. These officers and directors include:

         Chris L. Patterson       Director, President, CEO, CFO

Our executive officer, Chris L. Patterson, will sell all shares. He will receive no compensation or commissions with respect to them and
    They       will sell in reliance upon the safe harbor provisions of
Rule 3a4(1) of the Securities Exchange Act of 1934.     The Company
Fore, Inc. has no arrangements or agreements, verbal or written with any underwriters to help underwrite this offering.

    Our directors, officers and principals of our counsel      Our
officer/director and board members may purchase shares on the same terms and conditions as all other investors and any such purchases will not be included in calculating whether the minimum number of shares have been sold. Shares purchased by the company's existing stockholders will be included in determining whether the minimum offering criteria has been satisfied.

This offering is intended to be made solely by the delivery of this prospectus and the accompanying subscription application to prospective
investors.      None of the Company's officers or directors       Fore's
                                                                  ------
officer/director will not participate in the making of this offering other
----------------      ---
than by the delivery of this prospectus or by responding to inquiries by
prospective purchasers.      Such       His responses      shall
                                        ---
will be limited to the information contained in the Registration Statement
----
of which this prospectus is a part.

    No commission will be paid with respect to the sale of shares.       The
Company will pay its own legal and accounting fees and other expenses incurred in connection with the offering.

Though no plans to do so are in effect, we reserve the right to use broker-
--------------------------------------------------------------------------
dealer(s) in the sale of these securities. We will amend the registration
-------------------------------------------------------------------------
statement via post-effective amendment if in fact we do require the services
----------------------------------------------------------------------------
of a broker-dealer(s) if or when the broker-dealer sells a portion of the
-------------------------------------------------------------------------
offering. Prior to the involvement of the broker-dealer, we would secure a no
-----------------------------------------------------------------------------
objection position from the NASD.
---------------------------------

    Prior to this offering, there has been no public market for the common stock underlying the units. The offering price of $0.025 per share was arbitrarily determined by the Company and bears no relationship to any recognized criteria of value, nor is it indicative of the market price for the Common Stock after this offering. The Company makes no representations
as to any objectively determinable value of the shares.       The proceeds
received under this offering will be deposited in an interest bearing escrow account with Southwest Escrow Company, whose address is 401 North Buffalo Drive, Suite 205, Las Vegas, Nevada 89128 (escrow agent).

Stock certificates will not be issued until     such time as good funds
related to the purchase of the units by such subscribers      funds from the
                                                              --------------
reconfirmed investments are released to us from the escrow account      to
-----------------------              -----
the Company       by the escrow agent.  Until      such time as       stock
certificates are issued to the subscribers, the subscribers will not be considered shareholders of the Company.

Subscribers will have no right to a return of their subscription payments held in the escrow account until the Company decides not to accept such subscription payment.

                                PROPOSED BUSINESS
                                -----------------

History and Organization
------------------------

We are a Nevada corporation incorporated on March 29, 2000 for the purpose of acquiring or merging with an unspecified operating business. We are a blank
check company as defined in Rule 419.     The Company       Fore, Inc. was
                                                            ----------
organized for the purpose of seeking, investigating, and ultimately acquiring an interest in a business with long-term growth potential. Persons should not purchase shares in the offering if they expect short-term earnings or
appreciation in the value of the Company.      The Company currently has no
commitment or arrangement to participate in a business and cannot now predict
what type of business it may enter into or acquire.       It is emphasized
that the business objectives discussed      herein       here are extremely
                                                         ----
general and are not intended to be restrictive on the discretion of the Company's management.

Persons purchasing shares in the offering will be entrusting their funds
to      the Company's       Fore's management, subject to the requirements
of Rule 419. The net proceeds of the offering are not specifically allocated to identified purposes or allocated to the acquisition of any specific type of business venture. Decisions concerning these matters may be made by management without shareholder action, except for the right of each investor to recover his pro rata portion of the deposited funds in accordance with Rule 419. (See "USE OF PROCEEDS.")

Management anticipates that it may be able to participate in only one
potential business venture, due primarily to     the Company's       our
limited financing.      This lack of diversification should be considered a
substantial risk of investing in the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

Selection of a Business
-----------------------

Fore, Inc.      The Company       anticipates that businesses for possible
----------
acquisition will be referred by various sources, including its      officers
and directors,       officer/director, professional advisors, securities
                     ----------------
broker-dealers, venture capitalists, members of the financial community, and
others who may present unsolicited proposals.      The Company       Fore
                                                                     ----
will seek businesses from all known sources, but will rely principally on
personal contacts of its      officers and directors and their
      officer/director and his affiliates, as well as indirect associations
between      them      him and other business and professional people. While
it is not presently anticipated that      the Company       Fore will engage
                                                            ----
unaffiliated professional firms specializing in business acquisitions or reorganizations, such firms may be retained if management deems it in the best interest of the Company. (See "Other Arrangements" under "USE OF PROCEEDS," above.)



Compensation to a finder or business acquisition firm may take various forms, including one-time cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of securities (including those of the Company), or any combination of these or other compensation arrangements. Consequently, the Company is currently unable to predict the cost of utilizing such services, but estimates that any fees for such services paid in cash will not exceed 10% of the gross proceeds of this offering and/or equity securities (not debt) equal to 10% of the amount of the securities issued by the Company to acquire a business. If a finder or business acquisition firm is utilized by the Company, the cost may be paid out of the net proceeds of this offering. (See "USE OF PROCEEDS.")

The board of directors has adopted a policy, which may be rescinded or amended only by majority vote of the Company's stockholders who do not hold any common stock presently outstanding (whether now held or hereafter acquired) and will expire by its terms on the date an acquisition of a business venture is consummated, prohibiting the payment, either directly or indirectly, of any finder's fee or similar compensation to any person who has served as an officer or director of the Company prior to the acquisition, or who is a promoter. While the board of directors may seek a change in this policy prior to an acquisition, no change may be made except by the vote specified.



Process of Selection
--------------------

    The Company       Fore will not restrict its search to any particular
                      ----
business, industry, or geographical location, and management reserves the right to evaluate and enter into any type of business in any location.
    The Company      It may participate in a newly organized business
venture.  On the other hand, it may select      or       a more established
          --------------------------------
company entering a new phase of growth or in need of additional capital to
overcome existing financial problems.     Participation in a new business
venture entails greater risks since in many instances management of such a venture will not have proved its ability, the eventual market of such venture's product or services will likely not be established, and the profitability of the venture will be unproven and cannot be predicted accurately. If the Company participates in a more established firm with existing financial problems, it may be subjected to risk because the financial resources of the Company may not be adequate to eliminate or reverse the circumstances leading to such financial problems.

In seeking a business venture, the decision of management will not be controlled by an attempt to take advantage of any anticipated or perceived appeal of a specific industry, management group, product, or industry, but will be based on the business objective of seeking long-term capital
appreciation in the real value of      the Company      Fore, Inc..
                                                        ----------
The Company      We will not acquire or merge with a business or corporation
in which      the Company's officers, directors, or promoters, or their
affiliates or associates, have      our officer/director or any of his
                                    ----------------------------------
associates has any direct or indirect ownership interest.
----------

Factors To Be Considered in the Selection Process
-------------------------------------------------

The analysis of new businesses will be undertaken by or under the
supervision of      the officers and directors. (See  "MANAGEMENT")
our officer/director.  In analyzing prospective businesses,      management
---------------------
      he will consider, to the extent applicable, the available technical, financial, and managerial resources, working capital and other prospects for the future, the nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; the potential for growth and expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trade or service marks; name identification; and other relevant factors.

The decision to participate in a specific business may be based on management's analysis of the quality of the other firm's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, and other factors which are difficult, if not impossible, to analyze through any objective criteria. It is anticipated that the results of operations of a specific firm may not necessarily be indicative of the potential for the future because of the requirement to substantially shift marketing approaches, expand significantly, change product emphasis, change or substantially augment management, and other factors.

Time Frame of the Selection Process
-----------------------------------

    The Company will analyze all available factors and make a determination based on a composite of available facts, without reliance on any single
factor.       The period within which      the Company      we may
                                                            --
participate in a business on completion of this offering cannot be predicted
and will depend on circumstances beyond      the Company's       our control,
                                                                 ---
including the availability of businesses, the time required      for the
Company to complete its       to complete our investigation and analysis of
                              ---------------
prospective businesses, the time required to prepare appropriate documents
and agreements providing for      the Company's       our participation, and
                                                      ---
other circumstances. It is anticipated that the analysis of specific proposals and the selection of a business will take several months. Even
after     the Company has       we have located a prospective acquisition
                                -------           -----------
target, it will still have to comply with the reconfirmation mandate of Rule
419, which may take months. Persons should not purchase      units
shares in this offering if they expect a short-term appreciation in the value
------
of      the Company       Fore, Inc. or its securities.
                          ----------

Other Ramifications of Rule 419 on the Selection Process
--------------------------------------------------------

It is possible that      the Company       Fore, Inc. may propose to acquire
                                           ----------
a business in the development stage. A business is in the development stage
if it is devoting      substantially all       most of its efforts to
establishing a new business, and      either       planned principal
operations have either not commenced or      planned principal operations
                ------
have commenced but there has been not significant revenue therefrom      not
yet resulted in significant revenues.  Under Rule 419,      the Company
-------------------------------------
Fore must acquire a business or assets for which the fair value of the
----
business represents at least 80% of the offering proceeds.      , including
funds received or to be received from the exercise of warrants, less certain
underwriting expenses.      Accordingly,      the Company's      Fore's
                                                                 ------
ability to acquire a business in the development stage may be limited to the extent it cannot locate such businesses with fair value high enough to satisfy the requirements of Rule 419.


    The Company       Fore will be subject to requirements of Rule 419 and
                      ----
certain reporting requirements under the Exchange Act and will, therefore,
upon effectiveness, be required to furnish      certain information about
------------------
significant acquisitions, including       audited financial statements for
                                          --------------------------------
the company(s) acquired, covering one, two, or three years, depending on the
----------------------------------------------------------------------------
relative size of the acquisition. Consequently, acquisition prospects that do
---------------------------------
not have or are unable to obtain the      required       audited statements
which meet      the       these requirements      of Rule 419 and the Exchange
Act       will not be appropriate for acquisition.     The Company      Fore,
                                                                        -----
Inc. anticipates that it will voluntarily prepare and file periodic reports
----
under the Exchange Act, notwithstanding the fact that      such       that
obligation may be audited suspended under sections 15(d) of the Exchange Act.

Acquisition of a Business
-------------------------

In implementing a structure for a particular business acquisition, the
Company may become a party to a merger, consolidation, or other reorganization with another corporation or entity; joint venture; license; purchase and sale of assets; or purchase and sale of stock, the exact nature of which cannot now be predicted. Notwithstanding the above, the Company does not intend to participate in a business through the purchase of minority stock positions. On the consummation of a transaction, it is likely that
the present management and shareholders of the Company      Fore's present
                                                            --------------
management and shareholder will not be in control of the company. In addition,
--------------------------
a majority or all of     the Company's      Fore's directors may, as part of
                                            ------
the terms of the acquisition transaction, resign and be replaced by new
directors without vote of      the Company's </> our shareholders.

The possible ramifications of transactions like those mentioned here could
--------------------------------------------------------------------------
significantly effect investments. See "RISK FACTORS" in connection with these
-----------------------------------------------------------------------------
and other possible effects.
---------------------------

In connection with

    the Company's acquisition of a business, the present
shareholders of the Company, including officers and directors,       Fore's
                                                                     -------
acquisition of a business, for example, its present shareholder,
----------------------------------------------------------------
officer/director may, as a negotiated element of the acquisition, sell all or
----------------
a portion of      the Company's       the common stock      held by them
      he holds at a significant premium over      their      his original
      --------                                               ---
investment in      the Company      Fore, Inc.  As a result of such sales,
                                    ----------
affiliates of the entity participating in the business reorganization with
the Company       Fore would acquire a higher percentage of equity ownership
                  ----
in     the Company      it. Although     the Company's present shareholders
did not acquire their       our present shareholder did not acquire his shares
                            -------------------------------------------
of common stock with a view towards any subsequent sale in connection with a business reorganization, it is not unusual for affiliates of the entity participating in the reorganization to negotiate to purchase shares held by
the present shareholders.     in order to reduce      This reduces the number
                                                      ------------
of restricted securities held by persons no longer affiliated with the company.
    and thereby reduce the potential adverse impact on the public market in the company's common stock that could result from substantial sales of such
shares after       This in turn reduces the adverse impact that might be
                   -----------------------------------------------------
exerted on the public market in the company's shares once the restrictions no
---------------------------------------------------------
longer apply. Public investors will not receive any portion of the
premium that may be paid in      the foregoing       those circumstances.
                                                     -----
Furthermore,     the Company's      our shareholders may not be afforded an
                                    ---
opportunity to approve or consent to any particular stock buy-out transaction.

It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the transaction, the Company may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified times thereafter. Although the terms of such registration rights and the number of securities, if any, which may be registered cannot be predicted, it may be expected that registration of securities by the Company in these circumstances would entail substantial expense to the Company. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on such market.



While the actual terms of a transaction to which     the Company      we
may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to structure the acquisition as a so-called "tax-free" event under sections 351 or 368(a) of the Internal
Revenue Code of 1986.     , (the "Code").       In order to obtain tax-free
treatment under section 351 of the Code, it would be necessary for the owners of the acquired business to own 80% or more of the stock of the surviving
entity. In      such event       that case, the shareholders of Fore, Inc.
                                 ---------                      ----------
    the Company     , including investors in this offering, would retain less
than 20% of the issued and outstanding shares of the surviving entity.
Section 368(a)(1) of the Code provides for tax-free treatment of certain business reorganization between corporate entities where one corporation is merged with or acquires the securities or assets of another.
    corporation.

Generally,      the Company       we will be the acquiring corporation in
such a business reorganization, and the tax-free status of the transaction will not depend on the issuance of any specific amount of stock of the surviving entity. Consequently, there is a substantial possibility that the
shareholders of     the Company       Fore, Inc., immediately prior to the
                                      ----------
transaction, would retain less than 50% of the issued and outstanding shares of the surviving entity. Therefore, regardless of the form of the business acquisition, it may be anticipated that the investors in this offering will experience a significant reduction in their percentage of ownership in the company.

Notwithstanding the fact that the Company is technically the acquiring entity in these circumstances, generally accepted accounting principles will ordinarily require that such a transaction be accounted for as if the Company
had been acquired by the other entity owning the business.      and, therefore,
will not permit a write-up in the carrying value of the assets of the other company.

The manner in which      the Company participates       we participate in a
                                                        --------------
business will depend on the nature of the business,     the      our
                                                                 ---
respective needs and desires      of the Company       and those of the other
                                                           ------------
parties involved in the negotiations , the management of the business, and
        ----------------------------
the relative negotiating strengths of      the Company       Fore and
                                                             ----
    such      the other management team.

     It is possible that the Company will not have sufficient funds from the proceeds of this offering to fully undertake such development, marketing, and manufacturing of products which may be acquired. Accordingly, following the acquisition of any such product rights, the Company may be required to either seek additional debt or equity financing or obtain funding from third parties, in exchange for which the Company would probably be required to give up a portion of its interest in any acquired product. There is no assurance that the Company will be able either to obtain additional financing or interest third parties in providing funding for the further development, marketing, and manufacturing of any products acquired.

     The Company will participate in a business only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to such closing, will outline the manner of bearing costs if the transaction is not closed, will set forth remedies on default, and will include miscellaneous other terms. It should be expected that one of the conditions will be compliance with Rule 419, and reconfirmation by investors representing at least 80% of the gross proceeds of the offering, after giving effect to the exercise of all Warrants included in the Units sold in the offering.

We will participate in a business only after the negotiation and execution of
-----------------------------------------------------------------------------
appropriate written agreements. Although the exact terms of these agreements
----------------------------------------------------------------------------
cannot be predicted, generally they will:
-----------------------------------------

o  require specific representations and warranties by all of the parties
------------------------------------------------------------------------
   involved,
   ---------
o  specify certain events of default,
-------------------------------------
o  detail the terms of closing and the conditions which must be satisfied
-------------------------------------------------------------------------
   by each of the parties prior to it ,
   -----------------------------------
o  outline the manner of bearing costs if the transaction is not closed,
-----------------------------------------------------------------------
o  set forth remedies on default, and
-------------------------------------
o  include miscellaneous other terms.
-------------------------------------

One of the conditions will most likely be compliance with Rule 419, and
-----------------------------------------------------------------------
reconfirmation by investors representing at least 80% of the gross proceeds of
-----------------------------------------------------------------------------
the offering.
-------------



It is anticipated that the investigation of specific businesses and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to participate in a specific business, the costs theretofore incurred in the related investigation would not be recoverable Furthermore, even if an agreement is reached for the participation in a specific business, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred which could materially adversely affect subsequent attempts to locate and participate in additional businesses.



Evaluation Criteria
-------------------



The analysis of potential business endeavors will be undertaken by or under the supervision of management, no member of which is professional business analyst. Management is comprised of individuals of varying business experiences, and Management will rely on its won business judgment in formulating decisions as to the types of businesses that the company may acquire or in which the company may participate. It is quite possible that management will not have any business experience or expertise in the type of business engaged in by us ultimately acquired. Management will seek to examine those factors we have discussed when making a business decision; however, the mention of such factors to be examined by management with regard to its determining the potential of a business endeavor should not be read as implying any types of factors that Management may consider in evaluating a potential acquisition.



Despite his lack of deep experience as a professional business analyst, Fore's officer/director, Chris Patterson, will carefully examine businesses for acquisition

Management anticipates the selection of an acquired business will be
complex and risky because of the competition for      such       these kinds
                                                                 -----------
of business opportunities among all segments of the financial community. The
--
nature of the company's search for the acquisition of      an acquired      a
business requires maximum flexibility      inasmuch as       since the company
will be required to consider various factors and divergent circumstances which may preclude meaningful direct comparison among the various business
enterprises, product or services investigated.      Investors should recognize
that the possible lack of diversification among our acquisition may not permit the company to offset potential losses from on venture against profits from another. This should be considered a negative factor affecting any decision to
purchase the shares.       The management of the company will have virtually
unrestricted flexibility in identifying and selecting a prospective acquired business. Besides determining its fair market value, management will consider
           ------------------------------------------
    , among other factors in evaluating a prospective acquired business and
determining the "fair market value" thereof,       the following:

o  the acquired business' net worth;
o  the acquired business' total assets;
o  the acquired business' cash flow;
o  costs associated with effecting the business combination;
o equity interest in and possible management participation in the acquired business;
o  earnings and financial condition of the acquired business;
o  growth potential of the acquired business and the industry in which it operates;
o experience and skill of management and availability of additional personnel of the acquired business;
o  capital requirements of the acquired business;
o  competitive position of the acquired business;
o  stage development of the product, process or service of the acquired business;
o  degree of current or potential market acceptance of the product,
   process or service of the acquired     businesses      business; and
                                                          --------
o regulatory environment of the industry in which the acquired business operates.

    The foregoing criteria is       These criteria are not intended to be
                                    ------------------
exhaustive.     ; any evaluation relating to the merits of a particular
business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by Management in connection with effecting a business combination consistent with our business objectives. No particular consideration may be given to any
particular factor.      As Mr. Patterson searches through the candidates for
                        ----------------------------------------------------
acquisition, other factors he considers relevant may apply.
-----------------------------------------------------------

Although we believe that locating and investigating specific business
proposals will take      at least       several months, the exact
    time this       duration of the process      will take       is
                    -----------
difficult to predict. However, we cannot exceed the 18 month time schedule set forth in Rule 419. The time and costs required to select and evaluate an acquired business candidate, including conducting a due diligence review, and to structure and consummate the business acquired business candidate
(including conducting a due diligence review)       and to structure and
consummate the business combination, including negotiating relevant
agreements and preparing requisite documents for filing      pursuant to
in keeping with applicable securities laws and state corporate laws, cannot
---------------
presently be     ascertained with any degree of      stated with certainty.
                                                     -----------
See "Investors' Rights and Substantive Protection Under Rule 419."

We believe that we will make contact with business prospects primarily through the efforts of our directors, officers and stockholders, who will meet personally with existing management and key personnel, visit and inspect material facilities, assets, and products and services belonging to such prospects, and undertake such a further reasonable investigation as management deems appropriate, to the extent of its limited financial resources. Some acquired business candidates may be brought to our attention from various unaffiliated sources, including securities broker/dealers, investment bankers, venture capitalists, bankers, other members of the financial community, and affiliated sources. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage such firms in the future, in which event we may pay a finder's fee or other compensation. See "Directors, Executive Officers, Promoters and Control Persons - - Finders' Fees and Other Compensation."

To date, we have no selected any particular industry or any acquired business in which to our business combination efforts. See "Risk Factors."





Operation of Business After Acquisition
---------------------------------------

The Company's operation following its acquisition of a business will be dependent on the nature of the Business and the interest acquired. The Company is unable to predict whether the Company will be in control of the business or whether present management will be in control of the Company following the acquisition. It may be expected that the business will present various risks to investors herein, certain of which have been generally summarized in the "RISK FACTORS" portion of this prospectus. The specific risks of a given business cannot be predicted at the present time.




Leverage
--------

    The Company       Fore may be able to participate in a business involving
                      ----
the use of leverage. Leveraging a transaction involves the acquisition of a business through incurring indebtedness for a portion of the purchase price of that business, which is secured by the assets of the business acquired.

One method by which leverage may be used is      that the Company would
to locate an operating business available for sale and arrange for the
--
financing necessary to purchase      such business       it. Acquisition of a
                                                         --
business in this  fashion would enable      the Company       us to
                                                              --
participate in a larger venture that      its      our limited funds would
                                                   ---
otherwise permit, or use less of      its       our funds to acquire a
---------                                       ---
business and thereby commit     its       our remaining funds to the
                                          ---
operations of the business acquired. (See "A leveraged buy-out could expose us to a high risk of business failure." under Risk Factors.)

Leveraging a transaction would involve significant risks due to the fact that the borrowing involved in a leveraged transaction will ordinarily be secured by the combined assets of the Company and the business to be acquired. If the combined enterprises are not able to generate sufficient revenues to make payments on the debt incurred to acquire the business, the lender would be able to exercise the remedies provided by law or by contract and foreclose on substantially all of the assets of the Company. Consequently, the Company's participation in a leveraged transaction may significantly increase the risk of loss to the Company. During periods when interest rates are relatively high, the benefits of leveraging are not as great as during periods of lower interest rates because the investment in the business held on a leveraged basis will only be profitable if it generates sufficient revenues to cover the related debt and other costs of the financing.



The likelihood      of the Company obtaining       that we could obtain a
                                                   --------------------
conventional bank loan for a leveraged transaction would depend largely on the business being acquired and its perceived ability to generate sufficient revenues to repay the debt. Generally, businesses suitable for leveraging are limited to those with income-producing assets that are either in operation or
can be placed in operation relatively quickly.      The Company       We
cannot predict whether it will be able to locate any such  business. As a
general matter it may be expected that      the Company       Fore, Inc. will
                                                              ----------
have few, if any, opportunities to examine businesses where leveraging would be appropriate, or to acquire financing with acceptable terms.
                ----------------------------------------------

     Even if the Company is able to locate a business where leveraging techniques may be used, there is no assurance that financing for the acquisition will be available or, if available, on terms acceptable to the Company. Lenders from which the Company may obtain funds for purposes of a leveraged buy-out may impose restrictions of the future borrowing, dividend, and operating policies of the Company. It is not possible at this time to predict the restrictions, if any, which lenders may impose or the impact thereof on the Company.

Governmental Regulation
-----------------------

It is impossible to predict the government regulation, if any, to which the Company may be subject until it has acquired an interest in a business. The use of assets and/or conduct of businesses which the Company may acquire could subject it to environmental, public health and safety, land use, trade, or other governmental regulations and state or local taxation. In selecting a business in which to acquire an interest, management will endeavor to ascertain, to the extent of the limited resources of the Company, the effects of such government regulation on the prospective business of the Company. In certain circumstances, however, such as the acquisition of an interest in a new or start-up business activity, it may not be possible to predict with any degree of accuracy the impact of government regulation. The inability to ascertain the effect of government regulation on a prospective business activity will make the acquisition of an interest in such business a higher risk.



Tax Considerations
------------------

As a general rule, Federal and state tax laws and regulations have a
significant impact upon the structuring of business combinations.      The
company       Fore, Inc. will evaluate the possible tax consequences of any
              ----------
prospective business combination and will endeavor to structure the business
combination so as to achieve the most favorable tax treatment to      the
company      itself, the acquired business and      their       our
             ------                                             ---
respective stockholders. The IRS or other appropriate state tax authorities may, however, attempt to re-characterize the tax treatment of a particular
     --------
business combination.     ; and, as a result there may be adverse tax
consequences to the company, the acquired business, and their respective
stockholders      (See "There may be tax consequences to our activities which may adversely effect the company or our investors," under Risk Factors.)

Form and Structure of Acquisition
---------------------------------

Of the various methods and forms by which we may structure a transaction
acquiring      to acquire another business, management is likely to use,
               ----------
without limitation, one of the following forms: (1) a leveraged buyout transaction in which most of the purchase price is provided by borrowings
    (typically secured by assets of the acquired business and intended to be
repaid out of the cash flow of the business)       from one or more lenders
or from the sellers in the form of a deferred purchase price; (2) a merger or consolidation of the acquired corporation into or with the company; (3) a merger or consolidation of the acquired business corporation into or with a subsidiary of the company organized to facilitate the acquisition (a "subsidiary merger"), or a merger or consolidation of such a subsidiary into or with the acquired corporation (a "reverse subsidiary merger"); (4) an acquisition of all or a controlling amount of the stock of the acquired corporation followed by a merger of the acquired business into us; (5) an acquisition of the assets of a business by use or a subsidiary organized for such a purpose; (6) a merger or consolidation of the company with or into the
acquired business or such a subsidiary     thereof     ; or (7) a combination
                     ------
of any of the     foregoing      above. The actual form and structure for a
                                 -----
business combination may also be dependent upon numerous other factors pertaining to the acquired business and its stockholders, as well as potential tax accounting treatments afforded the business combination.

     The company may utilize cash (derived from the proceeds of this offering), equity, debt or a combination of these as consideration in effecting a business combination. Although the company has no commitments as of the date of this prospectus to issue any shares of common stock other than as described in this Prospectus, the company will, in all likelihood, issue a substantial number of additional shares. When these shares are issued, dilution to the interest of the company's stockholders may occur.
Additionally, if a substantial number of shares of common stock are issued in connection with a business combination, a change in control of the company may occur.

If securities of the company are issued as part of an acquisition, it cannot be predicted whether they will be issued in reliance upon exemptions from registration under applicable federal or state securities laws or registered for public distribution. When registration of securities is required, substantial cost may be incurred and time delays encountered. In addition, the issuance of additional securities and their potential sale in any trading market which may develop in our common stock, of which there is no assurance, may depress the price of the company's common stock in such a market. Additionally, such issuance of addition securities by us would result in a decrease in the percentage of the company's issued and outstanding shares of common stock by the purchasers of the common stock being offered hereby.

As part of an acquisition, we may choose to issue additional securities that
----------------------------------------------------------------------------
could add numerous complications depending on whether or not these would
------------------------------------------------------------------------
need to be registered. Dilution, change of management, additional costs, time
-----------------------------------------------------------------------------
delays or depressed prices for our stock could result, discussions of which
---------------------------------------------------------------------------
are included in the Risk Factors section of this prospectus.
------------------------------------------------------------

     The Investment Company Act of 1940 may not limit the company's operations. While the company will attempt to conduct its operations so as not to require registration under the Investment Company Act of 1940, there can be no assurance that the company will not be deemed to be subject to the Investment Company Act of 1940.

We are endeavoring, by the way, to conduct our operations so as not to require
-----------------------------------------------------------------------------
registration under the Investment Company Act of 1940.
------------------------------------------------------

There are currently no limitations relating to our ability to borrow funds to increase the amount of capital available to us to effect a business combination or otherwise finance the operations of the acquired business.
The amount and nature of any borrowings by us will depends on numerous considerations, including our capital requirements, our perceived ability to meet debt service on such borrowings and then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or otherwise sought, would be available on low terms deemed to the commercially acceptable and in the best interest of the company. The inability of the company to borrow funds for an addition infusion of capital into an acquired business may have material adverse effects on the company's funds for an additional infusion of capital into an acquired business may have material adverse effects on the company's financial condition and future prospects. To the extent that debt financing ultimately proves to be available, any borrowings rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, and acquired business may have already incurred debt financing and therefore, all the risks inherent thereto. We do not believe that we will borrow funds in any event so it is unlikely that we will face these issues.

Because of our small size, investors should carefully consider the business constraints on our ability to raise additional capital when needed. Until such time as any enterprise, product or service that we acquire generates revenues sufficient to cover operating costs, it is conceivable that we could find ourselves in a situation where we need additional finds in order to continue our operations. This need could arise at a time when we are unable to borrow funds and/or market acceptance for the sale of addition shares of our common stock does not exist.

The company's stockholders are relying upon the business judgment of management in connection with the proper expenditure of the funds raised in this offering and in the future operations of the company. It is not expected that stockholders of the company will be consulted with respect to the expenditure of the proceeds of this offering or in connection with any acquisition engaged in by us, unless required by law.



Daily Operations
----------------

We expect to use attorneys and accountants as necessary, and do not
anticipate a need to engage any full-time employees      so long as we are
      during the phase devoted to seeking and evaluating business
      ---------------------------
opportunities. The need for employees and their availability will be
addressed      in condition       along with the      decision of whether or
                                  -----
not to acquire or participate      decisions specific to acquiring or
                                   ----------------------------------
participating in a specific business opportunity. We have allocated a portion
-------------
of the offering proceeds for general overhead. Although there is no current plan to hire employees on a full-time or part-time basis, some portion of working capital may be used to pay any part-time employees hired.

Until an active business is commenced or acquired, we will have no employees or day-to-day operations. We are unable to make any estimate as to the
future number of employees, which may be necessary.     , if any, to work for
the company though we doubt any employees will be hired at any time before
combination.      If an existing business is acquired it is possible that we
                                                                          --
would hire its existing staff.     would be hired by us. At the present
----------
time, it is our intention to meet or be in telephone contact at least once a week and more frequently if needed to review business opportunities, evaluate potential acquisitions and otherwise operate the affairs of the company. Except for reimbursement of reasonable expenses incurred on behalf of the company, Management will not be compensated for these services rendered on behalf of the company.

Competition
-----------

Fore, Inc. will be involved in intense competition with other business
----------
entities, many of which will have a competitive edge over us by virtue of their more substantial financial resources and prior experience in business. We face as well numerous other smaller blank check companies at the same
------------------------------------------------------------------------
stage of development as we are.     There is no assurance that the Company
-------------------------------
will be successful in obtaining suitable investments.      (See "Competition"
in Risk Factors.)

Offices
-------

    The Company utilizes office space at 14601 Bellaire Blvd, Suite 338, Houston, Texas 77083, provided by an officer, director, and principal shareholder of the Company at no cost to the Company. The Company will not pay rent for this office space. The Company

Fore, Inc. uses office space at 14601 Bellaire Blvd., Suite 338, Houston,
-------------------------------------------------------------------------
Texas, 77083, provided by Chris L. Patterson, our officer/director and
----------------------------------------------------------------------
principal shareholder, at no cost.  We will reimburse clerical and office
----------------------------------
expenses, such as telephone charges, copy charges, overnight courier service,
travel expenses, and similar costs     incurred by Chris L. Patterson      he
incurs on company matters, which     is estimated will not      are estimated
------                                                          -------------
not to exceed, on average, $500.00 per month.
------

This arrangement will remain in effect until we enter into a business
---------------------------------------------------------------------
combination or the Rule 419 escrow is otherwise terminated
----------------------------------------------------------

Employees
---------

The Company is a development stage company and currently has no employees.

Executive officers, who are not compensated for their time contributed to the Company, will devote only such time to the affairs of the Company as they deem appropriate. (See MANAGEMENT.") The Management of the company expects to use consultants, attorneys, and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating businesses. The need for employees and their availability will be addressed in connection with a decision whether or not to acquire or participate in a specific business industry.

Upon completion of this offering the company intends to effect a business combination with an acquired business which the company believes has significant growth company has no play, proposal, agreement, understanding, understanding or arrangement to acquire or merge with any specific business or company and we have not identified any specific business or company for investigation and evaluation. The company intends to utilize either cash (to be derived from the proceeds of this offering), equity, debt or a combination thereof in effecting a business combination. It is likely that the company will have to ability to effect only a single business combination.

Since its organization, our activities have been limited to the sale of initial shares in connection with its organization, general corporate matters and its preparation of the registration statement and prospectus for its initial public offering. See "Plan of Operation." We do not intend to engage in the business of investing, reinvesting or trading in securities as a primary business or pursue of any which would render us an "investment company" pursuant to the investment Company Act. See "Risk Factors."





Year 2000 Issues
----------------

The "Y2K" problem, as it has come to be known, refers to the fact that many computer programs use only the last two digits to refer to a year and therefore does not recognize a change in the first two digits. For example, the year 2000 would be read as being the year 1900. If not corrected, this problem could cause many computer applications to fail or create erroneous results.

Currently we do not own computer equipment nor do we rely on any computer programs that will materially impact the operations of the company in the even of a Y2k disruption. However, like any other company advances and changes any specific impact our business and operation. Consequently, although we have not identified any specific Y2K issues, the "Y2K" problems create risk for the company from unforeseen problems in any computer systems acquired in the future by the company or the computer systems of third parties, including but not limited to financial institutions or vendors with whom it transacts business and of any company which the company may acquire or merge with in the future. Such failures of the company and/or third parties' computer systems could have a material impact on our ability to conduct its business as there can be no assurance that any of the parties with whom the company transacts business including a potential target candidate will be Y2K compliant prior to such date. We are unable to predict the ultimate effect that the Y2K problem may have upon the company, in that there is no way to predict the impact that the problem will have nation-wide or world-wide and how the company will in turn be affected. In addition, the company cannot predict the nature of its potential target candidate or others with whom it will transact business who will fail to become Y2K compliant prior to January 1, 2000. Significant Y2K difficulties on the part of parties with whom the company transacts business could have a material adverse impact upon the company. The company has not to date formulated a contingency plan to deal with the potential non-compliance of vendors, customers and others with whom it transacts business, including a potential target company, but will be considering whether such a plan would be feasible.

Prior to effecting a business combination, the company will evaluate and assess the potential impact of the Y2K problem on the acquired business.

                         PLAN OF OPERATION
                         -----------------

We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date. As of June 30, 2000, we have no significant expenses, with the exception of incorporation fees, SEC filing fees, and escrow establishment fees.

    Substantially all of our      Virtually all of the expenses that will be
                                  --------------------
funded from the money in our treasury---or, if additional funds are required,
that may be funded by management---will     be       derive from our efforts
                                                     ------
to identify a suitable acquisition candidate and close the acquisition. Management may agree to fund our cash requirements until an acquisition is closed. So long as management does so, we will have sufficient funds to satisfy our cash requirements and do not expect to have to raise additional funds during the entire Rule 419 escrow period of up to 18 months from the date of this prospectus. This is primarily because we do not anticipate
                                                       ------
incurring     no       any significant expenditures. Before the conclusion
                       ---
of this offering, we anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, and transfer agent fees.

We may seek additional financing. At this time, however, we believe that the funds to be provided by management will be sufficient for funding our operations until we find an acquisition and therefore do not expect to issue any additional securities before the closing of a business combination.

     However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and as of present have no plans to do so. We will not use the offering funds as collateral or security for any loan or debt incurred. Further, the offering funds will not be used to pay back any loan or debts incurred by us. If we do require additional financing, this financing may not be available to us, or if available, it may be on terms unacceptable to us.

We had no Year 2000 problems, as our business is not dependent upon any computer. However, the business we acquire could experience interruptions in its business and significant losses if it or its customers or vendors rely on computer information systems that were unable to accurately process dates beginning on January 1, 2000.



                           RELATED PARTY TRANSACTIONS
                           --------------------------

A conflict of interest may arise between management's personal financial benefit and management's fiduciary duty to you. Any remedy available under the laws of Nevada, if management's fiduciary duties are compromised, will most likely be prohibitively expensive and time consuming.

Neither our officer, director, promoters and or other affiliates of us, have had any preliminary contact or discussions with any representative of any other company or business regarding the possibility of an acquisition or merger with us.

We have established a policy that prohibits transactions with or payment of anything of value to any present officer, director, promoter or affiliate or associate or any company that is in any way or in any amount beneficially owned by any of our officer, director, promoter or affiliate or associate, except as follows:

Our director and officer is or may become, in his individual capacity, an officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. Chris L. Patterson is engaged in business activities outside of us, and the amount of time he will devote to our business will only be about five (5) to twenty (20) hours each per month. There exist potential conflicts of interest including allocation of time between us and such other business entities.

Management is not aware of any circumstances under which the policies described in this section, or any other section, of this prospectus, through their own initiative, may be changed.

                          DESCRIPTION OF CAPITAL STOCK
                          ----------------------------

Authorized Capital Stock Under Our       Shares of Capital Stock Outstanding
    Articles of Incorporation                     After offering
----------------------------------       -----------------------------------
20,000,000 shares of common stock        5,000,000 shares of common stock-
                                         assuming successful completion of
                                         maximum offering.

                                         3,600,000 shares of common stock-
                                         assuming successful completion of
                                         minimum offering.


All significant provisions of our capital stock are summarized in this
prospectus.     However, the following description is not complete and
     You should note that the following description is governed by
     ----------------------------------------------
applicable Nevada law and our articles of incorporation and bylaws. We have filed copies of these documents as exhibits to the registration statement related to this prospectus. If you wish to obtain more detailed information
                             -----------------------------------------------
regarding this topic, please refer to the Index for Part II on page 62 for
--------------------------------------------------------------------------
a complete list of these exhibits.
----------------------------------

Authorized Stock
----------------

    The Company      Fore, Inc. is authorized to issue 25,000,000 shares,
                     ----------
consisting of 20,000,000 shares of Common Stock, par value $0.001 per share, of which 2,000,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.001 (the "Preferred Stock"), of which no shares have been issued.

Common Stock
------------

Holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of common stock do not carry cumulative voting rights and, therefore, holders of a majority of the outstanding shares of common stock will be able to elect the entire board of directors, and, if they do so, minority shareholders would not be
able to elect any members to the board of directors.      The Company's
Fore's board of directors has authority, without action by      the
------
Company's       our shareholders, to issue all or any portion of the
authorized but unissued shares of common stock, which would reduce the percentage ownership in the company of its shareholders and which may dilute the book value of the common stock.

Shareholders of      the Company       have no pre-emptive rights to acquire
additional shares of common stock. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of
liquidation of      the Company       Fore, holders of the shares of common
                                      ----------------
stock are entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of common stock, when issued, will be fully paid and non-assessable.

Holders of common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for
the payment of dividends.     The Company has not paid dividends
on its common stock and does not anticipate that it      We have not paid
                                                         ----------------
dividends on our common stock and do not anticipate that we will pay
-----------------------------------------------------------
dividends     in the foreseeable future.      anytime soon.  This caution
                                              ---------------------------
bears repeating: You should not expect to receive any dividends on shares in
----------------------------------------------------------------------------
the near future, even after a merger.  This investment is inappropriate for
---------------------------------------------------------------------------
you if you need dividend income from an investment in shares.
-------------------------------------------------------------


     All shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to the ownership thereof. The holders of shares of common stock of the company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all directors of the company if they so choose and, in such an event, the holders of the remaining shares will not be able to elect any of our directors. At the completion of the offering, our present officers and directors will own approximately 40% of the then outstanding shares if the maximum number if shares is sold and 55% of the then outstanding shares if the minimum number of shares is sold (assuming no shares are acquired in the offering).

The common stock is immediately detachable on delivery from the escrow required by Rule 419, so that the common stock can be separately transfer-able on issuance. (See "COMMON STOCK" and "WARRANTS," below.)



You have voting rights for your shares.
---------------------------------------

You and all other common stockholders may cast one vote for each share held of record on all matters submitted to a vote. You have no cumulative voting rights in the election of director, this means, for example, that if there are three directors up for election, you cannot cast 3 votes for one director and none for the other two directors.

You have dividend rights for your shares.
-----------------------------------------

You and all other common stockholders are entitled to receive dividends and other distributions when declared by our board of directors out of the assets and funds available, based upon your percentage ownership of us.
You should not expect to receive any dividends on shares in the near future, even after a merger. This investment is inappropriate for you if you need dividend income from an investment in shares.



Preferred Stock
---------------



Our board of directors can issue preferred stock at any time with any legally permitted rights and preferences without your approval.



Our board of directors, without your approval, is authorized to issue preferred stock. They can issue different classes of preferred stock, with some or all of the following rights or any other legal rights they think are appropriate, such as:

o   Voting
o   Dividends
o   Required or optional repurchase by us
o   Conversion into common stock, with or
    without additional payment
o   Payments preferred stockholders will
    receive before common stockholders if we go out of business

The issuance of preferred stock could provide us with flexibility for possible acquisitions and other corporate purposes, but it also could render your vote meaningless because preferred stockholders could own shares with a majority of the votes required on any issue. Because we issue preferred stock, someone interested in buying our company may not follow through with their plans because they could find it more difficult to acquire, or be discouraged from acquiring, a majority of our outstanding stock.



Warrants
--------

There have been no warrants issued by the Company.



Transfer Agent
--------------

Upon the closing of this offering, the transfer agent for     the Company's
     Fore's securities will be Shelley Godfrey, Pacific Stock Transfer
     ------
Company, 5844 S. Pecos, Suite D, Las Vegas, Nevada 89120, (702)-361-3033.

Reports to Stockholders
-----------------------

The company intends to furnish its stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. The company's fiscal year ends on December 31. In addition, we intend to issue unaudited interim reports and financial statements on a quarterly basis.



Dividends
---------

The company has not declared any dividends since inception, and has no present intention of paying any cash dividends on its common stock in the foreseeable future. The payment by us of dividends, if any, in the future, rests within the discretion of its Board of Directors and will depends, among other things, upon our earnings, its capital requirements and its financial condition, as well as other relevant factors.

You have rights if we go out of business.
-----------------------------------------

If we go out of business, you and all other common stockholders will be entitled to share in the distribution of assets remaining after payment of all money we owe to others and any priority payment required to be made to our preferred stockholders. Our director, at his discretion, may borrow funds without your prior approval, which potentially further reduces the amount you would receive if we go out of business.

You have no right to acquire shares of stock based upon your percentage ownership of our shares when we sell more shares of our stock to other people.

We do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares of common or preferred stock, result in a decrease in the percentage ownership that you hold or percentage of total votes you may cast.



                         SHARES ELIGIBLE FOR FUTURE SALE
                         -------------------------------

Of the shares outstanding after the offering, the 3,000,000 shares sold in this offering will have been registered with the SEC and can be freely
resold, except if they are acquired by our      director, executive officer
or other persons or entities that they control or who control them. Our director, executive officer, and persons or entities that they control or who control them will be able to sell shares of stock so long as they do so without violating SEC rule 144. The remaining 2,000,000 outstanding shares have certain piggy back registration rights at our sole option and may only be sold under the rule 144 until such time as they are registered. officer/director or other persons or entities that he controls or that control
------------------------------------------------------------------------------
him. He or others he controls will be able to sell shares of stock so long as
-----------------------------------------------------------------------------
he or they do so without violating SEC Rule 144. The 2,000,000 remaining
------------------------------------------------------------------------
outstanding shares may only be sold under the Rule 144 until such time as they
------------------------------------------------------------------------------
are registered.      We have made no guarantees to any of our existing
--------------
shareholders that we will, in fact register their shares and their shares, nor are their shares being registered in this offering.

Rule 144 provides that

    director, executive officer, and persons
or entities that they control or who control them       our officer/director
                                                        --------------------
and persons or entities that he controls or that control him may sell shares of
------------------------------------------------------------
common stock in any three-month period in an amount limited to the greater of:

o       1% of our outstanding shares of common stock
o       The average weekly trading volume in
        our common stock during the four calendar weeks preceding a sale

Sales under the rule also must be made without violating:

o Manner-of-sale provisions - in the market through a broker at current market prices
o   Notice requirements - forms must be filed with the SEC
o Requirement of availability of public information about us - current in filing required SEC reports

We cannot predict the effect that sales of shares or the availability of shares for sale will have on the any market price that may exist for our common stock after completion of the offering. It is likely that sales of substantial amounts of our common stock in the public market could drive our stock price down.



                                   MANAGEMENT
                                   ----------

The following table and subsequent discussion sets forth information
about our director and executive officer.      , who will serve in the same
capacity with us upon completion of the offering, but will resign upon the
closing of the merger.       Mr. Patterson was elected to serve as a director
and as President at the time of the founding of Fore, Inc. on its date of inception, March 29, 2000.

    The following persons are the directors and executive officers of the company:

He is currently the sole officer/director of Fore, Inc.


NAME                       AGE      POSITIONS

Chris L. Patterson        30       President, CEO, Director, CFO



    All directors and officers of the company are elected annually to serve for one year until their successors are duly elected and qualified.

Fore, Inc.'s officer/director is elected annually to serve for one year until
-----------------------------------------------------------------------------
his successor(s) is duly elected and qualified.
-----------------------------------------------



The above individuals are the persons responsible for founding and organizing the business of the Company, and each became an officer and director of the Company in connection with its organization on March 29, 2000 (date of inception).

Officers and directors will not be compensated for the time they devote to the Company's affairs. Each officer and director will devote only such time to the business affairs of the Company as he or she deems appropriate. (See "Conflicts of Interest" below.)



Mr. Patterson will not be compensated for the hours he spends handling Fore's
-----------------------------------------------------------------------------
affairs; as such, he will devote himself full-time to Fore only at such time
----------------------------------------------------------------------------
as that becomes practical and necessary. See, RISK FACTORS, "The time to be
---------------------------------------------------------------------------
devoted by management is limited and may be inadequate."
--------------------------------------------------------


Biographical Information
------------------------
Set forth below is biographical information for     each of the Company's
officers and directors. No person other than the Company's officers and directors will perform any management functions for the Company.
Consequently, investors will be relying on the general business acumen and experience of the Company's management and should critically assess the
information set forth below.       See Risk Factors, above, for further
                                   ------------------------------------
discussion of the possible ramifications of relying on a sole officer/director
------------------------------------------------------------------------------
with a relative lack of experience: "We are dependent on one officer with
-------------------------------------------------------------------------
limited formal business experience."
------------------------------------

Chris L. Patterson
------------------

Born 10-13-69 in Connelsville, PA, he attended Channelview High School in Channelview, Texas. He attended Houston Community College. He has been
employed by various newspapers in the Houston area     in both news and as a
graphic artist      as both a journalist and a graphic artist.  He has also
                    ------------------------------------------  --
been employed as a document manager for law firms in the Houston area. Mr. Patterson is unmarried and resides at 6119 Portal, Houston, Texas, 77096.

The sole officer and director of the Company has other professional and
business interests to which he devotes his primary attention.     He may
continue to do so notwithstanding the fact that management time should be devoted to the business of the Company.



In connection with the Company's acquisition of a business, the present shareholders of the Company, including officers and directors, may, as a negotiated element of the acquisition, sell a portion or all of the Company's common stock held by them at a significant premium over their original investment in the Company. A conflict of interest is inherent in this situation since the Company's officers and directors will be negotiating for the acquisition on behalf of the Company and for sale of their common stock for their own respective accounts. Management has not adopted any policy for resolving the foregoing potential conflicts, should they arise.



Mr. Patterson, an officer and director of the Company, has served as a founder, officer, and director of other companies formed with the express
purpose of seeking available businesses.      Mr. Patterson       He is not
                                                                  --
presently associated with any blank check issuer other than the Company, nor
is he presently seeking acquisition targets     but is expected to do so after
the effectiveness of this prospectus.      though he will begin to do so once
                                           ----------------------------------
the present offering has achieved its purpose. He will, in fact, be the primary
-------------------------------------------------------------------------------
person involved in locating an acquisition candidate by speaking to business
----------------------------------------------------------------------------
associates and acquaintances, searching the New York Times, the Wall Street
---------------------------------------------------------------------------
Journal, other business publications and the Internet for acquisition
---------------------------------------------------------------------
candidates, and in all other ways open to him seeking appropriate leads.
------------------------------------------------------------------------


    Additionally,       This is the first time that Mr. Patterson has been
involved in a 419 Company.



 It should be expected that all of the officers and directors will form and promote other blank check companies in the future. Any such activities by management are not, in the opinion of management, a part of a single plan of financing, and the board of directors has adopted a policy, which may be rescinded or amended only by majority vote of the Company's stockholders who do not hold any common stock presently outstanding (whether now held or hereafter acquired) and will expire by its terms on the date an acquisition of a business venture is consummated, prohibiting the Company from participating in a business acquisition with any other blank check company in which any person who has served as an officer or director of the Company prior to the acquisition holds directly, or indirectly, any ownership interest. While the board of directors may seek a change in this policy prior to any acquisition, no change may be made except by the vote specified. Certain conflicts of interest are inherent in the participation of the Company's officers and directors as shareholders in other blank check companies, which may be difficult, if not impossible, to resolve in all cases in the best interests of the Company. Failure by management to conduct the Company's business in its best interests may result in liability of management of the Company to the shareholders.

There are no agreements or understandings for any officer or director to resign at the request of another person. However, it is likely that upon the effecting of a business combination, the officers and directors will resign. None of the officers or directors are acting on behalf of or will act at the direction of any other person.

There are no agreements, arrangements or understandings between management
and anyone else      pursuant to      by which other management is to be
selected for a particular office or position.     It is estimated that
management of the company will devote such time as they deem necessary to the activities of the company. It is anticipated that Mr. Patterson may spend a significant amount of time in the administration of our operations including our efforts in seeking acquisition candidates and consummating a
business combination. Management will have the authority to and will      We
reserve the right to engage outside consultants and professionals on an as
--------------------
needed basis, though we have not done so to this point.
              -----------------------------------------
    The company has not entered into any agreement or contract with any outside consultant or adviser nor, does it intend to enter into any such agreements or contracts pending consummation of a business combination.



Management Has Not Been Involved in any Previous Blank Check Offerings
----------------------------------------------------------------------

There are no agreements, arrangements or understandings between management and anyone else pursuant to which other management is to be selected for a particular office or position. It is estimated that management of the company will devote such time as they deem necessary to the activities of the company. It is anticipated that Mr. Patterson may spend a significant amount of time in the administration of our operations including our efforts in seeking acquisition candidates and consummating a business combination. Management will have the authority to and will, engage outside consultants and professionals on a as needed basis. The company has not entered into any agreement or contract with any outside consultant or advisor; nor, does it intend to enter into any such agreements or contracts pending consummation of a business combination.

Finders' Fees and Other Compensation
------------------------------------

No Officer or director presently receives a salary. Except as described here, it is not anticipated that any director or officer will receive any fee or salary pending consummation of a business combination. However, directors and/or officers will receive expenses reimbursement for expenses reasonable incurred on behalf of the company.

CONFLICTS OF INTEREST
---------------------

Our president, treasurer, chief financial and accounting officer and director, Chris L. Patterson, does not serve in any capacity for any other blank check offerings.

In addition, in order to mitigate any potential conflict,      each of the
--------------------------------------------------------
officers, directors, and promoters of the Company      the officer/director of
Fore has undertaken in writing not to participate as an officer or director in
-----------------------------------------------------------------------------
any blank check company that files a  registration statement under the
-----------------------------------------------------------------------
Securities Act of 1933, prior to the date the Company identifies a business it
------------------------------------------------------------------------------
proposes to acquire which meets the acquisition criteria of Rule 419, or the
----------------------------------------------------------------------------
date six months following the date of this prospectus, whichever occurs first.
-----------------------------------------------------------------------------

We have, in fact, established a policy that prohibits transactions with or
--------------------------------------------------------------------------
payment of anything of value to our present officer/director or any affiliate
-----------------------------------------------------------------------------
or associate or any company that is in any way or in any amount beneficially
----------------------------------------------------------------------------
owned by him.
-------------


Within these parameters, our officer/director is or may become, in his
----------------------------------------------------------------------
individual capacity, an officer, director, controlling shareholder and/or
-------------------------------------------------------------------------
partner of other entities engaged in a variety of businesses.
-------------------------------------------------------------



The proposed business of the company raises potential conflicts of interest between the company its officers and directors and its principal stockholders. The company has been formed for the purpose of locating a suitable business opportunity in which to participate. The officers and directors of the company as well as its principal stockholders, are engaged in various other business activities including, but not limited to, the organization of other companies or blank check companies in the future. Officers and directors of Nevada corporations are required to bring business opportunities to their corporation if the corporation could financially undertake the opportunity and the opportunity is within the corporation's line of business. Because the business of the company is to locate a suitable business venture, Management may be required to bring such business opportunities to the Company. Potential conflicts may arise in the determinations by Management as to whether these potential business opportunities are within the financial means and proposed business plans of the company.

Accordingly, management may have a conflict in the event that another blank check or "blind pool" associated with management is actively seeking the acquisition of properties and business that are identical or similar to those that the company may seek. A conflict will not be present as between the company and another affiliated blank check or blind pool if, before the company begins seeking a potential acquisition, such other blank check or blind pool: (I) enters into any understanding, arrangement or contractual commitment to participate in, or acquire, any business or property; or (2) ceases its search for additional properties or businesses identical or similar to those the company may seek. Conflicts also affiliated blank check or blind pools (or vice versa) because of such factors as the difference in working capital available to the company. If, however, at any time the company and any other firms affiliated with management are simultaneously seeking business opportunities, management may face the conflict of whether to submit a potential business acquisition to us or to such other firms. See "Risk Factors."

In order to resolve conflicts of interest, to the extent possible, arising from the common share ownership of the company with other blind pool companies, the company and the related companies have orally established the following guidelines:

(a) if the business opportunity is identified by an officer or director of the Company, the business opportunity will be directed to us;

(b) if the business opportunity is identified by a person who is a principal stockholder of the company but not an officer of the company or of a related Company, the business opportunity will be directed to either the company or to a related Company in order of the effective dates of the completion of their respective Rule 419 offerings; to the extent that the company to whom the business opportunity was directed declines to accept the business opportunity, it will be offered to use which next completed its Rule 419 offering; and

(c) if the individual responsible for identifying the business opportunity is an officer and/or director of more than one related Company, the business opportunity will be presented to those companies in the order in which their offerings were completed.



Our director will hold office until the next annual meeting of shareholders and the election of his successor. Our director receives no compensation for serving on the board other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board and serve at their discretion.


Executive Compensation
----------------------

As previously stated, Mr. Patterson receives no salary for his efforts on
-------------------------------------------------------------------------
Fore's behalf, nor will he receive bonuses, stock options, consulting fees,
---------------------------------------------------------------------------
finder's fees, or in any other form.
------------------------------------



The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities for the period ended June 30, 2000.

                           Summary Compensation Table
                          Long-Term Compensation Awards



               Name and Principal Position  Annual Compensation -
               ---------------------------  ---------------------
                                     2000
                                     ----

                             Salary ($) Bonus ($) Number of Shares Underlying
                                                            Options (#)
                             ---------  --------    -------------------------
Chris L. Patterson, President   None      None               None


Except as described above, we will not pay any of the following types of compensation or other financial benefit to our management or current stockholders:

o   Consulting Fees
o   Finders' Fees
o   Sales of insiders' stock positions in
    whole or in part to the private company, the blank check company and/or principals thereof
o   Any other methods of payments by which
    management or current shareholders receive funds, stock, other assets or anything of value whether tangible or intangible

Management is not aware of any circumstances under which this policy, through their own initiative, may be changed.





Blank Check Companies
---------------------

Our president, treasurer, chief financial and accounting officer and director, Chris L. Patterson, does not serves in any capacity for any other blank check offerings.






Management Involvement
----------------------

We have conducted no business as of yet. Mr. Patterson will be the primary person involved in locating an acquisition candidate by speaking to business associates and acquaintances and searching the New York Times, the Wall Street Journal, other business publications and the Internet for acquisition candidates.



Management Control
------------------



Management may not divest themselves of ownership and control of us prior to the closing of an acquisition or merger transaction. This policy is based on an unwritten agreement among management. Management is not aware of any circumstances under which such policy through their own initiative may be changed.



Fore's officer/director has pledged not to divest himself of ownership and/or
-----------------------------------------------------------------------------
control of the company prior to an acquisition or merger transaction.
---------------------------------------------------------------------


Statement Concerning Indemnification
------------------------------------

Our director is bound by the general standards for director provisions in
Nevada law.  These provisions allow     our director in making decisions
                                        --------------------------------
to consider any factors as they deems relevant, including      him wide
---------------------------------------------------------
latitude in decision-making, including consideration of our long-term prospects and interests and the social, economic, legal or other effects of
any proposed action on      the       potential employees, suppliers,
                                      ---------
    or our       customers,     the community in which the we operate
communities in which we may operate and the economy.
-----------------------------------
                                       50

We have agreed to indemnify our director, meaning that we will pay for
damages he incurs for properly acting as director.    The SEC believes
It is the belief of the SEC, however, that this indemnification may not be
-------------------------------------
given for violations of the Securities Act that governs the distribution of our securities, and is therefore unenforceable.
                -------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.

What happens, therefore, in the event that a claim for indemnification is
-------------------------------------------------------------------------
asserted by our officer/director for liabilities incurred while acting on our
-----------------------------------------------------------------------------
behalf in connection with the securities being registered?
----------------------------------------------------------

Simply put, if he incurred or paid the expenses in the successful defense of
----------------------------------------------------------------------------
a legal action, suit or proceeding, we will pay them. Otherwise, unless
-----------------------------------------------------------------------
our counsel determines that the matter has been settled by controlling legal
----------------------------------------------------------------------------
precedent of whether indemnification by us is against public policy as expressed
--------------------------------------------------------------------------------
in the Act, and will abide by its final adjudication of the issue.  (For a
--------------------------------------------------------------------------
fuller discussion of this issue, see the first item of Part II of this
-----------------------------------------------------------------------
prospectus, Item 24, Indemnification Of Directors And Officers, which includes
------------------------------------------------------------------------------
references to the relevant section of Nevada law and to SEC policy.)
--------------------------------------------------------------------

                             PRINCIPAL SHAREHOLDERS
                             PRINCIPAL SHAREHOLDER
                             ---------------------

The following table sets forth information about our current shareholders. The person named below has sole voting and investment power with respect to the shares. The numbers in the table reflect shares of common stock held as of the date of this prospectus. The numbers in this table assume 5,000,000 shares of common stock outstanding (maximum Offering) and 3,600,000 shares of common stock outstanding (minimum Offering) following the offering:

                                              Ownership
                                              ---------

Name and Address of        Shares of      Pre       Min. Post     Max Post
Beneficial Owner           Common Stock   Offer %   Offer %       Offer %
---------------------------------------------------------------------------
Chris L. Patterson(1)      2,000,000      100%      55%           40%


(1)  Chris L. Patterson, 6119 Portal, Houston, Texas, 77096.

None of these shares will be available for resale unless otherwise provided by Rule 144 of the Act or other relevant provisions until at least
    March,      April, 2001. (See, "Market for Our Common Shares," below.)
                -----


Except for the securities being registered pursuant hereto, such shares are "restricted securities", as that term is defined in the rules and regulations promulgated under the Act, subject to certain restrictions regarding resale. See "Risk Factors." Certificates evidencing all of the above-referenced securities being registered pursuant hereto, have been stamped with a restrictive legend and will be subject to stop transfer orders.



Except for the securities being registered here, these shares are restricted
-----------------------------------------------------------------------------
securities, as that term is defined in the Act.  They are subject to
--------------------------------------------------------------------
restrictions regarding resale; the certificates issued for them have been
-------------------------------------------------------------------------
stamped with a restrictive legend and will be subject to stop transfer orders.
------------------------------------------------------------------------------

Mr. Patterson may be deemed our promoter, as that term is defined under the Securities Act.

                              CERTAIN TRANSACTIONS
                              --------------------

The following table sets forth information regarding all securities sold by us since our inception on March 29, 2000.



Name and Address of        Shares of       Date         Amount
Beneficial Owner           Common Stock    Purchased    Paid
---------------------------------------------------------------------------
Chris L. Patterson(1)      2,000,000       03/29/00     $2,000


(1)  Chris L. Patterson, Founder, 6119 Portal, Houston, Texas, 77096.

All sales were made in reliance on Section 4(2) of the Securities Act.
These sales were made without general solicitation or advertising. Each purchaser was an accredited investor with access to all relevant information necessary to evaluate the investment and represented to the Registrant that the shares were being acquired for investment.


                      WHERE CAN YOU FIND MORE INFORMATION?
                      ------------------------------------

We have not previously been required to comply with the reporting requirements of the Exchange Act. We have filed a registration statement with the SEC on Form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov. You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of our business and this offering.

                           MARKET FOR OUR COMMON STOCK
                           ---------------------------

Prior to     the date hereof       now, there has been no trading market for
                                   ---
our common stock. Under the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the common stock under this offering is maintained in
escrow.     The common stock under this offering will remain in escrow until our closing of a business combination under the requirements of Rule 419. There is currently one holder of our outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from
registration contained in Section 4(2) of the Securities Act.     .

    There can be no assurance that a trading market will develop upon the closing of a business combination and the subsequent release of the common stock and other escrowed shares from escrow. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock.

Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement. Management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which we may acquire. Such party or parties may employ consultants or advisors to obtain such market maker, but our management has no intention of doing so at the present time.



Fore's present management has not and does not anticipate being in contact
--------------------------------------------------------------------------
with any broker-dealers regarding the making of a market for our common stock
-----------------------------------------------------------------------------
prior to the execution of an acquisition agreement; that task is more
---------------------------------------------------------------------
properly to be initiated by the management of the entity that will exist
------------------------------------------------------------------------
post-acquisition.
-----------------

There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 2,000,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. Under Rule 144 of the Securities Act, if all the
shares being offered      hereto      in this manner are sold, the holders
                                      --------------
of the restricted securities may each sell a portion of their shares during
any three (3) month period after April 1, 2001.     The holders of the
restricted securities       They are entitled to certain piggyback
                            ----
registration rights which may be exercised only at our election. The exercise
of      such      these rights will enable the holders of the restricted
                  -----
securities to sell their shares prior to      such       that date.
                                                         ----
    We are offering 3,000,000 shares (maximum offering); 1,600,000 (minimum offering) of our common stock at $0.025 per share. Dilution to the investors in this offering shall be approximately $0.011 or 53.3%(minimum offering per share) and $0.015 38.4% (maximum offering).

Special State Law Considerations
--------------------------------

The shares have not been registered in the states of Texas or Nevada    , by
reason of specific exemptions thereunder      because of specific exemptions
                                              ------------------------------
in their laws relating to the limited availability of the offering. The
-------------
shares cannot be sold, transferred or otherwise disposed of to any person or entity unless subsequently registered in the states of Texas and Nevada, if
    such      that registration is ultimately required.  Registration there is
                                   ----------
not necessary if fewer than twenty-five people purchase the shares in a given offering. We may never reach that point. The following paragraphs refer you to the applicable statutes of those states.

The shares have not been registered under the Texas Uniform Securities Act, in reliance upon the exemption contained in Section 581-5(T) and Rule
109.13(K) of      such       the Act.  These Securities cannot be sold,
                             ---
transferred or otherwise disposed of to any person or entity unless subsequently registered under the Securities Act of 1933, as amended, and/or
the Texas Securities Act or an exemption      therefrom      from it.
                            --                               --------

The shares have not been registered under the Nevada Uniform Securities Act, in the event that sales are not made to twenty-five (25) or more persons in
the state of Nevada      pursuant to       in accordance with the exemption
                                           ------------------
for limited offers or sales of securities set forth in Nevada Revised Stature
Section 90.530(11) of the Nevada Uniform Securities Act.

                             REPORTS TO STOCKHOLDERS
                             -----------------------

We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on December 31.

Termination of the Offering
---------------------------

The Company has the right to terminate the offering for any reason at any time. If the Company terminates the offering before the subscription proceeds for the minimum of 1,600,000 shares have been received by the escrow agent, all subscription proceeds will be promptly returned to the subscribers without interest or deduction.



Indemnification
---------------

The Company has agreed to indemnify its officers and directors with respect to certain liabilities including liabilities which may arise under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to any charter, provision, by-law, contract, arrangements, statue or otherwise, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director, officer hor controlling person of the Company in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication on such issue.

We reserve the right to use broker-dealer(s) in the sale of these securities, We will amend the registration statement via post-effective amendment in fact we do require the services of a broker-dealer(s) if or when the broker-dealer sells a portion of the offering. Prior to the involvement of the broker-dealer, we will secure a no objection position from the NASD.

We are conducting the offering as a blank check offering subject to the provisions of Rule 419. However, until the earlier to occur of (I) the sale of at least 1,600,000 shares or (II) the expiration of the offering Period, the Escrow Agent will maintain all proceeds in an escrow account pursuant to the requirements of Rule 419. If at least 1,600,000 shares (exclusive of shares, if any, acquired by the company's officers, directors and principals of our Counsel), are not sold during the offering Period, the proceeds


    therefrom      will be returned to the investors with interest.  At such
time as at least 1,600,000 shares are sold during the offering period, the proceeds from such sale, as well as the proceeds from the sale of up to an additional 2,000,000 shares (except as to 10% thereof which will be released to us pursuant to Rule 419) will then continue to be deposited and held pursuant to the provisions of Rule 419 Escrow. See "Investor's Rights and Substantive Protection under Rule 419 Deposited Funds and Deposited Securities."

The funds received by us with respect to the shares that may be sold, less the amount permitted by Rule 419 (an amount equal to up to 10% of the proceeds) to be delivered to use, will be deposited and maintained in the Rule 419 Escrow pursuant to the terms of an escrow agreement entered into between the company and the escrow agent. Shares will be issued to purchasers only if at least 1,600,000 shares are sold by us; after the sale of at least 1,600,000 shares, all shares sold pursuant hereto will be held in escrow in accordance with the provisions of Rule 419.


Method of Subscribing
---------------------

Prospective investors should make their checks payable to Fore, Inc., c/o Southwest Escrow Company, 401 North Buffalo Drive, Suite 205, Las Vegas, Nevada 89128 ("Escrow Agent"). and remit the checks and subscription agreements to Southwest Escrow at their address listed above. Subscriptions may not be withdrawn once made except in accordance with applicable law. The company reserves the right to reject any subscription in whole or in part in its sole discretion for any reason whatsoever notwithstanding tender of payment and to withdraw this blank check offering at any time prior to acceptance by us for the subscriptions received.

Funds will be held by the escrow agent, as described here.      There can be
no assurance that any or all of the shares being offered will be sold.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                                LEGAL PROCEEDINGS
                                -----------------

The company may from time to time be involved in routine legal matters incidental to its business; the Company is not a party to any material pending legal proceedings and no such action by or, to the best of its knowledge, against the Company has been threatened.



                                  LEGAL MATTERS
                                  -------------



The validity of the issuance of the shares offered hereby will be passed upon for FORE, INC by Thomas C Cook, attorney for the Issuer.



The validity of the issuing of the shares offered here will be attested
-----------------------------------------------------------------------
to for FORE, Inc. by Thomas C Cook, our attorney.
-------------------------------------------------

                                     EXPERTS
                                     -------

The financial statements of FORE, Inc. as of June 30, 2000 are included in this Prospectus and have been audited by G. Brad Beckstead, CPA, an
independent auditor.     as set forth in his report thereon appearing elsewhere
herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.
Along with his audit, Mr Beckstead has also included his expert opinion.
-------------------------------------------------------------------------

                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------

                                                   PAGE #


INDEPENDENT AUDITORS REPORT                        F-1

BALANCE SHEET                                      F-2

INCOME STATEMENT                                   F-3

STATEMENT OF STOCKHOLDERS' EQUITY                  F-4

STATEMENT OF CASH FLOWS                            F-5

FOOTNOTES                                          F-6-8


                                      PART F/S
                                 Financial Statements

                                Fore, Inc.
                      (A Development Stage Company)

                               Balance Sheet
                                   as of
                                June 30, 2000

                                    And

                          Statements of Income
                          Stockholders' Equity, and
                               Cash Flows
                              for the period
                          March 29, 2000 (Inception)
                             To June 30, 2000

G. BRAD BECKSTEAD
Certified Public Accountant
330 E. Warm Springs
Las Vegas, NV 89119
702.528.1984
425.928.2877 (fax)

                           INDEPENDENT AUDITOR'S REPORT

July 6, 2000

Board of Directors
Fore, Inc.
Las Vegas, NV

I have audited the Balance Sheet of Fore, Inc.(the "Company") (A Development Stage Company), as of June 30, 2000, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the period March 29, 1999 (Date of Inception) to June 30, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fore, Inc., (A Development Stage Company), as of June 30, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in
Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  G. Brad Beckstead
----------------------
G. Brad Beckstead, CPA

                               Fore, Inc.
                      (A Development Stage Company)

                            Balance Sheet
                               June 30


BALANCE SHEET
                                                2000
                                                ----

ASSETS                                        $  2,000
                                              --------

Total Assets                                  $  2,000
                                              ========

Liabilities and Stockholders' Equity

Common stock, $0.001 par value,
    20,000,000 shares authorized;
    2,000,000 shares issued and
    outstanding at 6/30/00                       2,000

Deficit accumulated during development stage        (0)
                                              --------

Total Stockholders' Equity                       2,000
                                              --------

Total Liabilities and Stockholders' Equity    $  2,000
                                              ========



            See accompanying "Independent Auditor's Report"

                                Fore, Inc.
                       (A Development Stage Company)


                           Income Statement
                            For the period
                March 29, 2000 (Date of Inception) to
                             June 30, 2000


INCOME STATEMENT


Revenue                                        $     -0-

General and administrative expenses                  (0)
                                              __________


Net loss                                       $     (0)
                                              ==========


Weighted average number of
common shares outstanding                      2,000,000

Net loss per share                            $      -0-
                                              ==========


            See accompanying "Independent Auditor's Report"

                                  Fore, Inc.
                         (A Development Stage Company)

                 Statement of Changes in Stockholders' Equity
                                For the period
                     July 1, 1999 (Date of Inception)
                                to June 30, 2000


CHANGES IN STOCKHOLDERS' EQUITY


                                                 Deficit
                                                 Accumulated
                       Common Stock              During        Total
                       ------------              Development   Stockholders'
                    Shares       Amount          Stage         Equity

June 30, 2000
Issued
for cash            2,000,000    2,000                        2,000

Net Loss,
March 29, 2000
(inception) to
June 30, 2000                                        (0)          (0)
________________________________________________________________________

Balance as of
June 30, 2000    2,000,000   $2,000                $ (0)      $ 2,000
               ==========   ======              ========      =======


            See accompanying "Independent Auditor's Report"

                                  Fore, Inc.
                        (A Development Stage Company)

                          Statement of Cash Flows
                              For the period
                    July 1, 1999 (Date of Inception)
                              to June 30, 2000


STATEMENT OF CASH FLOWS

CASH FLOWS USED BY OPERATING ACTIVITIES
Net loss                                              (0)
                                                  _______

Net cash used by operating activities                 (0)
                                                  _______

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash used by investing activities                 -0-
                                                  _______

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of capital stock                           2,000

Net cash provided by financing activities           2,000
                                                   ______

Beginning cash and equivalents                        -0-
                                                   ______

Ending cash and equivalents                         2,000
                                                   ======

NON-CASH TRANSACTIONS

Interest expense                                      -0-
Income taxes                                          -0-


            See accompanying "Independent Auditor's Report"

                                 Fore, Inc.
                         (A Development Stage Company)
                                  Footnotes


Note 1 - History and organization of the company

The Company was organized March 29, 2000 (Date of Inception) under the laws of the State of Nevada. The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company. The Company is authorized to issue 20,000,000 shares of $0.001 par value common stock and 5,000,000 of its $0.001 par value preferred stock.

Note 2 - Summary of significant accounting policies

Accounting policies and procedures have not been determined except as follows:

1. The Company uses the accrual method of accounting.

2. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

3. The Company maintains a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. $30,000 has been deposited to a Money Market Account, and is considered a cash equivalent as of June 30, 2000.

4. Earnings per share (EPS) is computed using the weighted average number of shares of common stock outstanding during the period. Diluted EPS is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Since the Company has no common shares that are potentially issuable, such as stock options, convertible preferred stock and warrants, basic and diluted EPS are the same. The Company had no dilutive common stock equivalents such as stock options as of March 31, 2000.

5. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

6. The Company will review its need for a provision for federal income tax after each operating quarter and each period for which a statement of operations is issued.

7. The Company has adopted December 31 as its fiscal year end.

                                 Fore, Inc.
                         (A Development Stage Company)
                                  Footnotes

Note 3 - Income taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expenses (benefit) results from the net change during the year of deferred tax assets and liabilities.

There is no provision for income taxes for the year ended December 31, 2000, due to the net loss and no state income tax in Nevada.

Note 4 - Stockholders' Equity

The Company is authorized to issue 20,000,000 shares of its $0.001 par value common stock and 5,000 shares of its $0.001 par value preferred stock.

On March 29, 2000, the Company issued 2,000,000 shares of its $.001 par value common stock for cash of $2,000. There have been no other issuances of common or preferred stock.

Note 5 - Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.


Note 6 - Related party transactions

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 7 - Warrants and options

There are no warrants or options outstanding to acquire any additional shares of common stock.

                                 Fore, Inc.
                         (A Development Stage Company)
                                  Footnotes

Note 7 - Year 2000 issue

The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties will be fully resolved.

                                 PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Except as set forth in the following part of this document, there is no charter provision, bylaw, contract, arrangement or statute under which any officer or director of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

Nevada Law
----------

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows:

Every director, officer, or employee of the corporation shall be indemnified by the corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

The Securities and Exchange Commission's Policy on Indemnification.
-------------------------------------------------------------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses in connection with this offering are as follows:



                                                      MINIMUM     MAXIMUM
                                                      -------     -------
Offering Expenses(1)                                  $  3,500    $  3,500
Escrow Fees(2)                                             500         500

Expenses of Effectuating a Business Combination          4,000       4,000
                                                      --------    ---------
TOTAL EXPENSES                                        $  4,000    $  4,000

Working Capital                                          4,000       7,500

Proceeds to be Escrowed Pending
     a Business Combination                           $ 32,000    $ 63,500
                                                      --------    --------
TOTAL EXPENSES+WORKING CAPITAL(3)                     $ 36,000    $ 71,000
                                                      ========    ========
Amount To Be Released To The
   Company Prior To Merger                            $      0    $      0
                                                      ========    ========


The law firm of Thomas C. Cook & Associates has agreed to defer payment in
--------------------------------------------------------------------------
connection with services rendered on behalf of this offering.
-------------------------------------------------------------

(1)      Offering costs include filing ($20), printing ($500), legal ($1,000),
         --------------------------------------------------------------------
         accounting,($1,500) transfer agent ($480) and escrow agent fees
         ----------------------------------------------------------------
        ($500).
        -------
(2) The proceeds received in this offering will be put into the escrow account pending closing of a business combination and reconfirmation. (See Exhibit 2.1 Escrow Agreement.)

(3) All offering proceeds will be held in escrow pending a business combination. We will not request a release of 10% of these funds under Rule 419.

There will be no compensation paid or due or owing to any officer or director.

The law firm of Thomas C. Cook & Associates has agreed to defer payment in connection with services rendered on behalf of this offering.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During the past year, the registrant has sold securities in the manner set forth below without registration under the Securities Act of 1933 (the "Act"). On or about March 29, 2000, the company raised $2,000.00 through the sale of 2,000,000 shares of common stock at a price of $.001 per share as follows:


Name and Address of                   Shares
Beneficial Owner                      Purchased
----------------------------------------------------------------
Chris L. Patterson(1)                 2,000,000
6119 Portal
Houston, TX  77096


   (1)  Chris L. Patterson, Founder, 6119 Portal, Houston, Texas, 77096.

These shares are "restricted securities," as that term is defined in the rules and regulations promulgated under the Securities Act of 1933 and are subject to certain restrictions regarding resale. Certificates evidencing all of the above-referenced securities have been stamped with a restrictive legend and will be subject to stop transfer orders.


ITEM 27. EXHIBITS

The following exhibits are filed with this Registration Statement:

Number         Exhibit Name
------         ------------


    2.1 Escrow Agreement in Accordance with Rule 419 under the Securities Act of 1933, as amended
3.1     Articles of Incorporation, as amended
3.2     By-Laws
4.1     Specimen Common Stock Certificate
5.1     Opinion Regarding Legality
23.1    Consent of Counsel (to be included in Opinion Regarding Legality)
23.2    Consent of Expert
27.1    Financial Data Schedule
99.1    Subscription Agreement
99.2    Escrow Agreement in Accordance with Rule 419 under the
----    Securities Act of 1933, as amended

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our Common Stock is contained in our Articles of Incorporation and By-Laws.


ITEM 28. UNDERTAKINGS

(1) To file, during any period in which offers and sales of the securities offered are made, a post-effective amendment to this Registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"); and

 (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration statement or any material change to such information in the Registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

   (4) That all such post-effective amendments will comply with the applicable form, rules and regulations of the Securities and Exchange Commission in effect at the time of the filing.

   (5) In the event any material changes or transactions are not mentioned arise, we have undertaken the responsibility to amend this prospectus and the registration statement, of which this prospectus is a part, through the filing of post-effective amendments, indicating the existence of any such material changes or transactions which are not reflected or contained previously, if these changes occurs within 90 days of the effective date.

                                 Signatures

According to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this the
Registration statement to be signed on its behalf by the undersigned hereunto duly authorized in the City of Houston on this day, November 20, 2000.
                                                    ------------------

                                              Fore, Inc
                                              ------------
                                             (Registrant)

                                             /s/ Chris L. Patterson
                                             ---------------------------
                                             Chris L. Patterson
                                             President, CEO, CFO, & Director
                                             -------------------------------

INDEX TO EXHIBITS

The following exhibits are filed as part of this Registration statement with the Securities and Exchange Commission, following Item 601 of Regulation S-B. All exhibits refer to Fore, Inc., unless otherwise indicated.

-------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE     TITLE OF DOCUMENT                   LOCATION
        NUMBER
-------------------------------------------------------------------------
         2.1          Escrow Agreement                    This filing
                                                          page
-------------------------------------------------------------------------
         3.1          Articles of Incorporation           This filing
                                                          page

-------------------------------------------------------------------------

         3.2          Bylaws                              This filing
                                                          page
-------------------------------------------------------------------------

         5            Consent of Thomas C. Cook, Esq.     This filing
                                                          page
-------------------------------------------------------------------------

        10.1          Form of Employment Agreements       Not applicable
-------------------------------------------------------------------------

        10.4          Voting Trust Agreement -            Not applicable
-------------------------------------------------------------------------
        23            Consent of G. Brad Beckstead, CPA   This Filing
                                                          page
-------------------------------------------------------------------------
        24            Consent of Thomas C. Cook, Esq.,    This filing
                                                          page
-------------------------------------------------------------------------
        99.1          Subscription Agreement              This filing
                                                          page
-------------------------------------------------------------------------
        99.2          Escrow Agreement                    This filing
        ----                                              page